Exhibit 4(a)

NEXTERA ENERGY, INC.
AND
THE BANK OF NEW YORK MELLON,
as Purchase Contract Agent
________________
PURCHASE CONTRACT AGREEMENT
________________
DATED AS OF SEPTEMBER 1, 2015

TIE SHEET

Section of Trust Indenture Act of 1939, as amended	Section of Purchase Contract Agreement
310(a)	7.8
310(b)	7.9(d) and (g), 11.7
311(a)	11.2(b)
311(b)	11.2(b)
312(a)	11.2(a)
312(b)	11.2(b)
313	11.3
314(a)	11.4
314(b)	Inapplicable
314(c)	11.5
314(d)	Inapplicable
314(e)	1.2
314(f)	11.1
315(a)	7.1(a)
315(b)	7.2
315(c)	7.1(e)
315(d)(1)	7.1(b)
315(d)(2)	7.1(b)
315(d)(3)	11.8
315(e)	6.5
316(a)(1)(A)	11.8
316(a)(1)(B)	11.6
316(b)	6.1
316(c)	11.2
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	11.1(b)

____________________

*	This Cross‑Reference Table does not constitute part of the Purchase Contract Agreement and shall not affect the interpretation of any of its terms or provisions.

EXHIBIT A	Form of Corporate Unit Certificate
EXHIBIT B	Form of Treasury Unit Certificate
EXHIBIT C	Notice to Settle by Separate Cash

PURCHASE CONTRACT AGREEMENT, dated as of September 1, 2015, between NextEra Energy, Inc., a Florida corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, acting as purchase contract agent and attorney‑in‑fact for the Holders of Units from time to time (in any one or more of such capacities, the “Purchase Contract Agent”).
RECITALS
The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units.
All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and the Holders, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.
WITNESSETH:
For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:
ARTICLE I
Definitions and Other Provisions
of General Application

SECTION 1.1.	Definitions.
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)     the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
(b)     all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;
(c)     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and
(d)     the following terms have the meanings given to them in this Section 1.1(d).
“Act” when used with respect to any Holder, has the meaning specified in Section 1.4.
“Adjustment Factor” has the meaning specified in Section 5.6(a)(9).

“Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act.
“Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
“Applicable Market Value” has the meaning specified in Section 5.1.
“Applicable Ownership Interest in Debentures” means a 5% undivided beneficial ownership interest in $1,000 principal amount of Debentures that is a component of a Corporate Unit, and “Applicable Ownership Interests in Debentures” means the aggregate of each Applicable Ownership Interest in Debentures that is a component of all Corporate Units then Outstanding.
“Applicable Ownership Interest in the Treasury Portfolio” means, with respect to each Corporate Unit and the U.S. Treasury securities in a Treasury Portfolio,
(i)     a 5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the applicable Treasury Portfolio that matures on or prior to August 31, 2018, and
(ii)     with respect to each scheduled Payment Date on the Debentures that occurs after the Special Event Redemption Date, the Mandatory Redemption Date or the Reset Effective Date in the case of a Successful Early Remarketing, as the case may be, and on or prior to the Purchase Contract Settlement Date, an undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to such scheduled Payment Date in an aggregate amount equal to the aggregate interest payment that would be due with respect to a 5% beneficial ownership interest in a Debenture in the principal amount of $1,000 that would have been a component of the Corporate Units on such scheduled Payment Date (assuming no Special Event Redemption, no Mandatory Event Redemption, no Remarketing and no reset of the Coupon Rate on the Debentures, as the case may be), accruing as follows: (i) in the case of a Special Redemption or Mandatory Redemption, from and including the immediately preceding Payment Date to which interest on the Debentures has been paid, and (ii) in the case of a Successful Early Remarketing, from and including the Reset Effective Date.
“Applicable Ownership Interests in the Treasury Portfolio” means the aggregate of each Applicable Ownership Interest in the Treasury Portfolio that is a component of all Corporate Units then Outstanding.
“Applicable Principal Amount” has the meaning specified in the Officer’s Certificate.
“Applicants” has the meaning specified in Section 7.12(b).
“Authorized Officer” means (i) the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary or (ii) any other officer or agent of the Company duly authorized by the Board of Directors to act in respect of matters relating to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
“Beneficial Owner” means, with respect to a Book‑Entry Interest, a Person who is the beneficial owner of such Book‑Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.
“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.
“Book‑Entry Interest” means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law, regulation or executive order to close; provided that for purposes of the second paragraph  of Section 1.12 only, the term “Business Day” shall also be deemed to exclude any day on which the Depositary is closed.
“Cash Settlement” has the meaning specified in Section 5.4(a)(i).
“Certificate” means a Corporate Unit Certificate or a Treasury Unit Certificate, as the case may be.
“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Units and in whose name, or in the name of a nominee of that organization, shall be registered as a Global Certificate and which shall undertake to effect book‑entry transfers and pledges of the Units.
“Clearing Agency Participant” means a securities broker or dealer, bank, trust company, clearing corporation, other financial institution or other Person for whom from time to time the Clearing Agency effects book‑entry transfers and pledges of securities deposited with the Clearing Agency.
“Closing Price” has the meaning specified in Section 5.1.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Article I of the Pledge Agreement.
“Collateral Agent” means Deutsche Bank Trust Company Americas, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.
“Collateral Substitution” means the substitution of the pledged components of one type of Unit for pledged components of the other type of Unit (i.e., either Corporate Unit or Treasury Unit) in connection with the creation or recreation of Treasury Units or Corporate Units, as described in Section 3.13 and Section 3.14.
“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.
“Company” means the Person named as the “Company” in the first paragraph  of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.
“Company Certificate” means a certificate signed by an Authorized Officer and delivered to the Purchase Contract Agent.
“Constituent Person” has the meaning specified in Section 5.6(b)(i).
“Contract Adjustment Payments” means the amounts payable by the Company in respect of each Purchase Contract issued in connection with the Corporate Units and the Treasury Units, which amounts shall be equal to 4.011% per annum of the Stated Amount; computed on the basis of a 360‑day year consisting of twelve 30‑day months, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.3.
“Corporate Trust Office” means the corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Purchase Contract Agent (or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Holders and the Company).
“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Unit Certificate in respect of the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof (except that the Applicable Ownership Interest in the Treasury Portfolio as specified in clause (ii) of the definition of such term shall not be subject to the Pledge), and the related Purchase Contract.
“Corporate Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Coupon Rate” with respect to a Debenture means the percentage rate per annum at which such Debenture will bear interest.
“Current Market Price” has the meaning specified in Section 5.6(a)(8).
“Debentures” means the series of debentures of NEE Capital designated “Series H Debentures due September 1, 2020” to be issued under the Indenture.
“Default” means a default by the Company in any of its obligations under this Agreement.
“Deferral Period” has the meaning specified in Section 5.3
“Deferred Contract Adjustment Payments” has the meaning specified in Section 5.3.
“Depositary” means, initially, The Depository Trust Company until another Clearing Agency becomes its successor.
“Early Settlement” has the meaning specified in Section 5.9(a).
“Early Settlement Amount” has the meaning specified in Section 5.9(a).
“Early Settlement Date” has the meaning specified in Section 5.9(a).
“Effective Date” has the meaning specified in Section 5.6(b)(ii).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
“Exchange Property Unit” has the meaning specified in Section 5.6(b)(i).
“Expiration Date” has the meaning specified in Section 1.4.
“Expiration Time” has the meaning specified in Section 5.6(a)(6).
“Failed Remarketing” has the meaning specified in the Officer’s Certificate.
“Fair Market Value” means
(i)    in the case of any Spin‑Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin‑Off, the initial public offering price of those securities, and
(ii)    in the case of any other Spin‑Off, the average of the Closing Prices of the securities being distributed in the Spin‑Off over the first 10 Trading Days after the effective date of such Spin‑Off.

“Final Three‑Day Remarketing Period” has the meaning specified in the Officer’s Certificate.
“Fixed Settlement Rate” means each of the Minimum Settlement Rate and the Maximum Settlement Rate.
“Fundamental Change” means
(i)     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d‑3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock; or
(ii)     the Company is involved in a consolidation with or merger into any other person, or any merger of another person into the Company, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock), in each case in which 10% or more of the total consideration paid to the Company’s shareholders consists of cash or cash equivalents.

“Fundamental Change Early Settlement” has the meaning specified in Section 5.6(b)(ii).
“Fundamental Change Early Settlement Date” has the meaning specified in Section 5.6(b)(ii).
“Global Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.
“Guarantee Agreement” means the Guarantee Agreement dated as of June 1, 1999, between the Company and The Bank of New York Mellon, as guarantee trustee, as originally executed and delivered and as it may from time to time be supplemented or amended.
“Holder,” when used with respect to a Unit, means the Person in whose name a Corporate Unit Certificate and/or a Treasury Unit Certificate evidencing the Unit is registered on the Security Register.
“Indenture” means the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999, between NEE Capital and the Indenture Trustee, as amended, pursuant to which the Debentures are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series of securities established as contemplated by Section 301 thereof.
“Indenture Trustee” means The Bank of New York Mellon, as trustee under the Indenture, or any successor thereto.

“Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in a Spin‑Off are offered to the public for cash.
“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Purchase Contract Agent.
“Make‑Whole Share Amount” has the meaning specified in Section 5.6(b)(ii).
“Mandatory Redemption” has the meaning specified in the Officer’s Certificate.
“Mandatory Redemption Date” means the date on which a Mandatory Redemption is to occur.
“Maximum Settlement Rate” has the meaning specified in Section 5.1(c).
“Minimum Settlement Rate” has the meaning specified in Section 5.1(a).
“Minimum Stock Price” has the meaning specified in Section 5.6(b).
“NEE Capital” means NextEra Energy Capital Holdings, Inc., a Florida corporation and a wholly‑owned subsidiary of the Company, or any successor under the Indenture.
“NYSE” has the meaning specified in Section 5.1.
“Observation Period” means the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.
“Officer’s Certificate” means a certificate signed by an authorized signatory of NEE Capital establishing the terms of the Debentures pursuant to the Indenture.
“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Company, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Purchase Contract Agent.
“Outstanding,” with respect to any Corporate Units and Treasury Units means, as of any date of determination, all Corporate Units and Treasury Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:
(i)     if a Termination Event has occurred, (A) Treasury Units for which Treasury Securities have been deposited with the Purchase Contract Agent in trust for the Holders of such Treasury Units and (B) Corporate Units for which the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio (or as contemplated in Section 3.15 hereto with respect to a Holder’s interest in the Treasury Portfolio or any Treasury Securities, cash) theretofore has been deposited with the Purchase Contract Agent in trust for the Holders of such Corporate Units;

(ii)     Corporate Units and Treasury Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and
(iii)     Corporate Units and Treasury Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Corporate Units or Treasury Units evidenced by such Certificate are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite number of the Corporate Units or Treasury Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Corporate Units or Treasury Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Corporate Units or Treasury Units which a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Corporate Units or Treasury Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Corporate Units or Treasury Units and that the pledgee is not the Company or any Affiliate of the Company.
“Payment Date” means each March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2015.
“Period for Early Remarketing” means the period beginning on and including the fifth Business Day prior to March 1, 2018 and ending on and including the ninth Business Day prior to September 1, 2018.
“Permitted Investments” has the meaning specified in Article I of the Pledge Agreement.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint‑stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Plan” means employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or governmental plans and certain church plans (each as defined under ERISA) that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but are subject to Similar Law.

“Pledge” means the lien and security interest in the Collateral created by the Pledge Agreement.
“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, between the Company, the Purchase Contract Agent, as purchase contract agent and as attorney‑in‑fact for the Holders from time to time of Units, and the Collateral Agent, as collateral agent, custodial agent and securities intermediary.
“Pledged Applicable Ownership Interests in Debentures” has the meaning specified in Article I of the Pledge Agreement.
“Pledged Applicable Ownership Interests in the Treasury Portfolio” has the meaning specified in Article I of the Pledge Agreement.
“Pledged Treasury Securities” has the meaning specified in Article I of the Pledge Agreement.
“Predecessor Certificate” means a Predecessor Corporate Unit Certificate or a Predecessor Treasury Unit Certificate.
“Predecessor Corporate Unit Certificate” of any particular Corporate Unit Certificate means every previous Corporate Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Unit evidenced thereby; and, for the purposes of this definition, any Corporate Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Unit Certificate.
“Predecessor Treasury Unit Certificate” of any particular Treasury Unit Certificate means every previous Treasury Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Unit Certificate.
“Proceeds” has the meaning specified in Article I of the Pledge Agreement.
“Prospectus” means the prospectus relating to the delivery of any securities in connection with an Early Settlement pursuant to Section 5.9 or a Fundamental Change Early Settlement pursuant to Section 5.6(b), in the form in which filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.
“Purchase Contract,” when used with respect to any Unit, means the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, not later than the Purchase Contract Settlement Date, for $50 in cash, a number of newly‑issued shares of Common Stock determined by reference to the applicable Settlement Rate and (ii) pay the Holder of such Unit Contract Adjustment Payments, if any, on the terms and subject to the conditions set forth in Article V hereof.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph  of this instrument until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
“Purchase Contract Settlement Date” means September 1, 2018.
“Purchase Contract Settlement Fund” has the meaning specified in Section 5.5.
“Purchase Price” has the meaning specified in Section 5.1.
“Put Price” has the meaning specified in the Officer’s Certificate.
“Put Right” has the meaning specified in the Officer’s Certificate.
“Quotation Agent” has the meaning specified in the Officer’s Certificate.
“Reacquired Shares” has the meaning specified in Section 5.6(a)(6).
“Record Date” for the payment of distributions and Contract Adjustment Payments payable on any Payment Date means: (i) if all Units are represented by Global Certificates, the Business Day next preceding such Payment Date, and (ii) if all Units are represented by other certificates, a day selected by the Company which shall be at least one Business Day but not more than 60 Business Days prior to such Payment Date (and which shall correspond to the related record date for the Debentures, as applicable).
“Redemption Amount” has the meaning specified in the Officer’s Certificate.
“Redemption Price” has the meaning specified in the Indenture.
“Reference Dividend” has the meaning specified in Section 5.6(a)(5).
“Registration Statement” means a registration statement under the Securities Act covering, inter alia, the delivery of any securities in connection with an Early Settlement on the Early Settlement Date or a Fundamental Change Early Settlement on the Fundamental Change Early Settlement Date under Section 5.6(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post‑effective amendments thereto.
“Remarketing” means the remarketing of the Debentures by the Remarketing Agents pursuant to the Remarketing Agreement.
“Remarketing Agents” has the meaning specified in the Officer’s Certificate.
“Remarketing Agreement” has the meaning specified in the Officer’s Certificate.

“Remarketing Dates” means one or more Business Days during the period beginning on the fifth Business Day immediately preceding March 1, 2018 and ending on the third Business Day immediately preceding September 1, 2018 selected by the Company as a date on which the Remarketing Agents shall, in accordance with the terms of the Remarketing Agreement, remarket the Debentures.
“Remarketing Fee” has the meaning specified in the Officer’s Certificate.
“Remarketing Treasury Portfolio” has the meaning specified in the Officer’s Certificate.
“Remarketing Treasury Portfolio Purchase Price” has the meaning specified in the Officer’s Certificate.
“Reorganization Event” means:
(i)     any consolidation or merger of the Company with or into another Person or of another Person with or into the Company (other than a merger or consolidation in which the Company is the continuing Person and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person); or
(ii)     any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety; or
(iii)     any statutory share exchange business combination of the Company with another Person (other than a statutory share exchange business combination in which the Company is the continuing Person and in which the Common Stock outstanding immediately prior to the statutory share exchange business combination is not exchanged for cash, securities or other property of the Company or another Person); or
(iv)     any liquidation, dissolution or winding up of the Company (other than as a result of, or after the occurrence of, a Termination Event).
“Reset Effective Date” has the meaning specified in the Officer’s Certificate.
“Reset Rate” means the Coupon Rate to be in effect for the Debentures on and after the Reset Effective Date and determined as provided in Section 4.1.
“Responsible Officer,” when used with respect to the Purchase Contract Agent, means any officer within the corporate trust department of the Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Purchase Contract Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such persons’ knowledge of any familiarity with the particular subject, and who shall be responsible for the administration of this Agreement.
“Rights” has the meaning set forth in Section 5.6(a)(11).

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.5.
“Senior Indebtedness” means indebtedness of any kind of the Company, existing or incurred in the future (including the guarantee of the Debentures pursuant to the Guarantee Agreement), unless the instrument, if any, under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.
“Separate Debentures” means Debentures that are not a component of Corporate Units.
“Settlement Rate” has the meaning specified in Section 5.1.
“Similar Law” means federal, state and local laws that are substantively similar or are of similar effect to ERISA or the Code.
“Special Event” has the meaning specified in the Officer’s Certificate.
“Special Event Redemption” has the meaning specified in the Officer’s Certificate.
“Special Event Redemption Date” has the meaning specified in the Officer’s Certificate.
“Special Event Treasury Portfolio” has the meaning specified in the Officer’s Certificate.
“Special Event Treasury Portfolio Purchase Price” has the meaning specified in the Officer’s Certificate.
“Spin‑Off” means payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.
“Stated Amount” means $50 per Unit.
“Stock Price” has the meaning specified in Section 5.6(b)(ii).
“Successful Early Remarketing” has the meaning specified in the Officer’s Certificate.
“Successful Remarketing” has the meaning specified in the Officer’s Certificate.
“Successful Remarketing Date” has the meaning specified in the Officer’s Certificate.
“Termination Date” means the date, if any, on which a Termination Event occurs.
“Termination Event” means the occurrence of any of the following events:

(i)     at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code or any other similar applicable Federal or State law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or
(ii)     at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or
(iii)     at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
“Three‑Day Remarketing Period” has the meaning specified in the Officer’s Certificate.
“Threshold Appreciation Price” has the meaning specified in Section 5.1.
“TIA” means, as of any time, the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.
“Trading Day” has the meaning specified in Section 5.1.
“Transfer” has the meaning specified in Article I of the Pledge Agreement.
“Treasury Portfolio” means, as applicable, the Remarketing Treasury Portfolio or the Special Event Treasury Portfolio.
“Treasury Portfolio Purchase Price” means, as applicable, the Remarketing Treasury Portfolio Purchase Price or the Special Event Treasury Portfolio Purchase Price.
“Treasury Security” means a zero‑coupon U.S. Treasury security having a principal amount at maturity equal to $1,000 and maturing on August 31, 2018 (CUSIP No. 912834KQ0).

“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interests in Debentures or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Unit Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.
“Treasury Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.
“Unit” means a Corporate Unit or a Treasury Unit, as the case may be.
“Value” means, with respect to any item of Collateral on any date, as to
(i)     Cash, the amount thereof;
(ii)     Treasury Securities, the aggregate principal amount thereof at maturity;
(iii)     Applicable Ownership Interests in Debentures, the appropriate aggregate principal amount of the underlying Debentures; and
(iv)     Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), the appropriate aggregate percentage of the aggregate principal amount at maturity of the Treasury Portfolio.
“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 1.2.	Compliance Certificates and Opinions.
Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action under any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent a Company Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:
(1)    a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3.	Form of Documents Delivered to Purchase Contract Agent.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.	Acts of Holders; Record Dates.
(a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section 1.4(a).
(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c)     The ownership of Units shall be proved by the Security Register.
(d)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.
(e)     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.
With respect to any record date set pursuant to this Section 1.4, the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

SECTION 1.5.	Notices.
Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(1)    the Purchase Contract Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including, without limitation, by telecopy) and personally delivered or mailed, first‑class postage prepaid, addressed to the Purchase Contract Agent at The Bank of New York Mellon, 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration with a copy to The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Administration or at any other address previously furnished in writing by the Purchase Contract Agent to the Holders and the Company;
(2)    the Company by the Purchase Contract Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including, without limitation, by telecopy) and personally delivered or mailed, first‑class postage prepaid, addressed to the Company at NextEra Energy, Inc., 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer, or at any other address previously furnished in writing to the Purchase Contract Agent by the Company;
(3)    the Collateral Agent by the Purchase Contract Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including, without limitation, by telecopy) and personally delivered or mailed, first‑class postage prepaid, addressed to the Collateral Agent at Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 16th Floor, MS: NYC60‑1630, New York, New York 10005, Attention: Corporates Team/NextEra Energy, Inc. - 2015 with a copy to Deutsche Bank National Trust Company, Trust & Agency Services, 100 Plaza One, 6th Floor ‑ MS JCY03‑0699, Jersey City, New Jersey 07311‑3901, Attention: Corporates Team/NextEra Energy, Inc. ‑ 2015, or at any other address previously furnished in writing by the Collateral Agent to the Purchase Contract Agent, the Company and the Holders; or
(4)    the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including, without limitation, by telecopy) and personally delivered or mailed, first‑class postage prepaid, addressed to the Indenture Trustee at The Bank of New York Mellon, 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration with a copy to The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or at any other address previously furnished in writing by the Indenture Trustee to the Company.
As between the parties hereto, the Purchase Contract Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e‑mail, facsimile transmission or other similar unsecured electronic methods. In the absence of gross negligence or willful misconduct, the Purchase Contract Agent’s understanding of any such instructions or directions as may be given by the Company pursuant to this paragraph shall be deemed controlling.  The Purchase Contract Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Purchase Contract Agent’s reliance upon and compliance with such instructions or directions notwithstanding that such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction received by the Purchase Contract Agent after it has acted in compliance with the prior unsecured e-mail, facsimile transmission, or direction or instruction provided by other similar unsecured electronic methods. The Company, by providing electronic instructions or directions, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions or directions, and the risk of interception and misuse of such electronic instructions or directions by third parties.

SECTION 1.6.	Notice to Holders; Waiver.
Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first‑class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7.	Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8.	Successors and Assigns.
All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9.	Separability Clause.
In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 1.10.	Benefits of Agreement.
Nothing in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

SECTION 1.11.	Governing Law.
THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE.

SECTION 1.12.	Legal Holidays.
In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Corporate Unit Certificates or the Treasury Unit Certificates) payment of the Contract Adjustment Payments, if any, or other distributions, if any, shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.
In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Fundamental Change Early Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Unit Certificates or the Treasury Unit Certificates) the Purchase Contracts shall not be performed or an Early Settlement or a Fundamental Change Early Settlement shall not be effected on such date, but the Purchase Contracts shall be performed or Early Settlement or Fundamental Change Early Settlement shall be effected, as applicable, on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as applicable.

SECTION 1.13.	Counterparts.
This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 1.14.	Inspection of Agreement
A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

SECTION 1.15.	Force Majeure.
In no event shall the Purchase Contract Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. The Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to maintain its computer (hardware and software) services in good working order.

SECTION 1.16.	Waiver of Jury Trial.

EACH OF THE COMPANY AND THE PURCHASE CONTRACT AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE UNITS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE II
Certificate Forms

SECTION 2.1.	Forms of Certificates Generally.
The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Corporate Unit Certificates) or Exhibit B hereto (in the case of Treasury Unit Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units may be listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.
The definitive Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.
Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.

SECTION 2.2.	Form of Purchase Contract Agent’s Certificate of Authentication.
The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE III
The Units

SECTION 3.1.	Title and Terms; Denominations.
The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 14,000,000 units except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, Section 3.5, Section 3.10, Section 3.12, Section 3.13, Section 5.9 or Section 8.5.
The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

SECTION 3.2.	Rights and Obligations Evidenced by the Certificates.
Each Corporate Unit Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of an Applicable Ownership Interest in Debentures or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Applicable Ownership Interest in Debentures or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent as attorney‑in‑fact for, and on behalf of, the Holder of each Corporate Unit shall pledge, pursuant to the Pledge Agreement, each Applicable Ownership Interest in Debentures or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, forming a part of such Corporate Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Applicable Ownership Interest in Debentures or such Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, for the benefit of the Company, to secure the obligation of the Holder under one Purchase Contract to purchase the Common Stock.
Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 5% undivided beneficial interest in a Treasury Security, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent as attorney‑in‑fact for, and on behalf of, the Holder of each Treasury Unit shall pledge, pursuant to the Pledge Agreement, each undivided beneficial interest in a Treasury Security forming a part of such Treasury Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such undivided beneficial interest in a Treasury Security for the benefit of the Company, to secure the obligation of the Holder under one Purchase Contract to purchase the Common Stock.

Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contract shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

SECTION 3.3.	Execution, Authentication, Delivery and Dating.
Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with an Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.
The Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, one of the Vice Presidents, the Treasurer, one of the Assistant Treasurers, the Secretary or one of the Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.
Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.
No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Purchase Contract Agent, as such Holder’s attorney‑in‑fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.
Each Certificate shall be dated the date of its authentication.
No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

SECTION 3.4.	Temporary Certificates.
Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the forms set forth in Exhibit A and Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Corporate Units or Treasury Units, as the case may be, evidenced thereby as definitive Certificates.

SECTION 3.5.	Registration; Registration of Transfer and Exchange.
The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.
Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.
At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.
All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.6 and Section 8.5 not involving any transfer.
Notwithstanding the foregoing, the Company will not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent will not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Fundamental Change Early Settlement Date with respect to such Certificate, or the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section 3.5 and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall
(i) if the Purchase Contract Settlement Date or any Early Settlement Date or Fundamental Change Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate (or portion thereof), or
(ii) if a Termination Event, Early Settlement or Fundamental Change Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such other Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 (with respect to a Termination Event) and Article V hereof.

SECTION 3.6.	Book‑Entry Interests.
The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or a nominee or custodian thereof by, or on behalf of, the Company. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.9. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

(i)    the provisions of this Section 3.6 shall be in full force and effect;
(ii)    the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;
(iii)    to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and
(iv)    the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book‑entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments to such Clearing Agency Participants.
Transfers of Units evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such Units (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases or Decreases set forth in such Global Certificate.

SECTION 3.7.	Notices to Holders.
Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Certificates registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

SECTION 3.8.	Appointment of Successor Clearing Agency.
If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

SECTION 3.9.	Definitive Certificates.
If (i) a Clearing Agency notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days pursuant to Section 3.8 after such notice has been given and is continuing, or (ii) the Company elects to terminate the book‑entry system through the Clearing Agency with respect to the Units, then upon surrender of the Global Certificates representing the Book‑Entry Interests with respect to the Units by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

SECTION 3.10.	Mutilated, Destroyed, Lost and Stolen Certificates.
If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by the Company and the Purchase Contract Agent to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, at the cost of the Holder, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
Notwithstanding the foregoing, the Company will not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent will not be obligated to authenticate, execute on behalf of the Holder and deliver to the Holder, with respect to such lost, stolen, destroyed or mutilated Certificate a new Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date, any Fundamental Change Early Settlement Date, the Purchase Contract Settlement Date or the Termination Date. In addition, in lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section 3.10 and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall
(i)    if the Purchase Contract Settlement Date or an Early Settlement Date or a Fundamental Change Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate, or
(ii)    if a Fundamental Change Early Settlement or an Early Settlement with respect to such lost, stolen, destroyed or mutilated Certificate or a Termination Event shall have occurred prior to the Purchase Contract Settlement Date or a Cash Settlement shall have occurred, transfer the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, forming a part of the Units represented by such Certificate to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 (with respect to a Termination Event) and Article V hereof.
Upon the issuance of any new Certificate under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Certificate issued pursuant to this Section 3.10 in lieu of any destroyed, mutilated, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, mutilated, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.
The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 3.11.	Persons Deemed Owners.
Prior to due presentment of a Certificate for registration of transfer, the Company, NEE Capital and the Purchase Contract Agent, and any agent of the Company, NEE Capital or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered on the Security Register as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the Applicable Ownership Interests in Debentures, or with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition thereof), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not payment, distribution or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company, NEE Capital nor the Purchase Contract Agent, nor any agent of the Company, NEE Capital or the Purchase Contract Agent, shall be affected by notice to the contrary.
Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, NEE Capital, the Purchase Contract Agent or any agent of the Company, NEE Capital or the Purchase Contract Agent, from treating the Clearing Agency as the sole Holder of such Global Certificate or from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate. None of the Company, NEE Capital, the Purchase Contract Agent or any agent of the Company, NEE Capital or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.12.	Cancellation.
All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Fundamental Change Early Settlement or for

delivery of the Debentures underlying the Applicable Ownership Interest in Debentures, or for delivery of the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Fundamental Change Early Settlement, a Collateral Substitution, or upon the registration of a transfer or exchange of a Unit, shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall upon written request be returned to the Company.
If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

SECTION 3.13.	Creation or Recreation of Treasury Units by Substitution of Treasury Securities.
A Holder of a Corporate Unit may, at any time on or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, create or recreate a Treasury Unit and separate the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting Treasury Securities for the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio that form a part of such Corporate Unit in accordance with this Section 3.13; provided, however, that if the Treasury Portfolio has replaced the Debentures underlying the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, such Collateral Substitutions may be made at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Unless a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption has previously occurred, Holders of Corporate Units shall not be permitted to effect Collateral Substitutions in accordance with the provisions of this Section 3.13 during the period commencing on and including the Business Day prior to the first of the three sequential Remarketing Dates comprising a Three‑Day Remarketing Period and ending on and including the Reset Effective Date relating to a Successful Remarketing during such Three‑Day Remarketing Period or, if none of the Remarketings during such Three‑Day Remarketing Period is successful, the Business Day following the last of the three sequential Remarketing Dates occurring during such Three‑Day Remarketing Period.

Holders of Corporate Units may make Collateral Substitutions and establish Treasury Units (i) only in integral multiples of 20 Corporate Units if Applicable Ownership Interests in Debentures are being replaced with Treasury Securities, or (ii) only in integral multiples of 8,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date) if the Applicable Ownership Interests in the Treasury Portfolio are being replaced with Treasury Securities. To create 20 Treasury Units (if a Mandatory Redemption or a Special Event Redemption has not occurred and the Applicable Ownership Interests in Debentures remain components of Corporate Units), or 8,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date) (if a Mandatory Redemption or a Special Event Redemption has occurred or the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of the Corporate Units as a result of a Successful Remarketing), the Corporate Unit Holder shall:
(a)     if the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000, which Treasury Security must have been purchased in the open market at the Corporate Unit Holder’s expense, unless otherwise owned by the Corporate Unit Holder; or
(b)     if the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, deposit with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity of $400,000, which Treasury Securities must have been purchased in the open market at the Corporate Unit Holder’s expense, unless otherwise owned by the Corporate Unit Holder; and
(c)     in each case, Transfer and surrender the related 20 Corporate Units, or, in the event the Treasury Portfolio is a component of Corporate Units, 8,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), to the Purchase Contract Agent accompanied by an instruction to the Purchase Contract Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has Transferred the relevant types and amounts of Treasury Securities to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.
Upon receipt of the Treasury Securities described in clause (a) or (b) above and the instructions described in clause (c) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release from the Pledge to the Purchase Contract Agent, on behalf of the Holder, the Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that had been components of such Corporate Unit, free and clear of the Company’s security interest therein, and upon receipt thereof the Purchase Contract Agent shall promptly:

(i)    cancel the related Corporate Units surrendered and Transferred;
(ii)    Transfer the Debentures underlying the Applicable Ownership Interest in Debentures, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that had been components of such Corporate Units to the Holder; and
(iii)    authenticate, execute on behalf of such Holder and deliver a Treasury Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.
Holders who elect to separate the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.
In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book‑entry transfer of the Corporate Units or fails to deliver a Corporate Unit Certificate to the Purchase Contract Agent after depositing the Treasury Securities with the Collateral Agent, the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting a part of such Corporate Unit, and any interest on such Applicable Ownership Interest in Debentures or distributions with respect to the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Unit is so Transferred or the Corporate Unit Certificate is so delivered, as the case may be, or until such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Unit Certificate has been destroyed, mutilated, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.
Except as provided in this Section 3.13, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts and the rights and obligations of the Holder in respect of the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Unit may be acquired, and may be Transferred and exchanged, only as an entire Corporate Unit.

SECTION 3.14.	Recreation of Corporate Units.
A Holder of a Treasury Unit may, at any time on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Three‑Day Remarketing Period, recreate Corporate Units by depositing with the Collateral Agent Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, having an aggregate principal amount equal to the aggregate principal amount at maturity of, and in substitution for all, but not less than all, of the Treasury Securities comprising part of the Treasury Unit in accordance with this Section 3.14; provided, however, that if the Treasury Portfolio has replaced the Debentures underlying the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, such Collateral Substitutions may be made at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Unless a Successful Remarketing or a Mandatory

Redemption or a Special Event Redemption has previously occurred, Holders of Treasury Units shall not be permitted to effect Collateral Substitutions in accordance with the provisions of this Section 3.14 during the period commencing on and including the Business Day prior to the first of the three sequential Remarketing Dates comprising a Three‑Day Remarketing Period and ending on and including the Reset Effective Date relating to a Successful Remarketing during such Three‑Day Remarketing Period or, if none of the Remarketings during such Three‑Day Remarketing Period is successful, the Business Day following the last of the three sequential Remarketing Dates occurring during such Three‑Day Remarketing Period.
Holders of Treasury Units may make Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 20 Treasury Units if Treasury Securities are being replaced by Applicable Ownership Interests in Debentures, or (ii) only in integral multiples of 8,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date) if any Treasury Security is being replaced by the Applicable Ownership Interest in the Treasury Portfolio. To create 20 Corporate Units (if a Mandatory Redemption or a Special Event Redemption has not occurred and the Applicable Ownership Interests in Debentures remain components of Corporate Units), or 8,000 Corporate Units (if a Mandatory Redemption or a Special Event Redemption has occurred or the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of the Corporate Units as a result of a Successful Remarketing) or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date, the Treasury Unit Holder shall:
(a)     if the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, deposit with the Collateral Agent $1,000 in aggregate principal amount of Debentures, which Debentures must have been purchased in the open market at the Treasury Unit Holder’s expense, unless otherwise owned by the Treasury Unit Holder; or
(b)     if the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Mandatory Redemption or a Special Event Redemption, deposit with the Collateral Agent the Applicable Ownership Interest in the Treasury Portfolio for each 8,000 Corporate Units being created by the Holder, and having an aggregate principal amount of $400,000, which Applicable Ownership Interest in the Treasury Portfolio must have been purchased in the open market at the Treasury Unit Holder’s expense, unless otherwise owned by the Treasury Unit Holder; and

(c)     in each case, Transfer and surrender the related 20 Treasury Units, or in the event the Treasury Portfolio is a component of Corporate Units, 8,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), to the Purchase Contract Agent accompanied by an instruction to the Purchase Contract Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has Transferred the relevant amount of Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.
Upon receipt of the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, described in clause (a) or (b) above and the instructions described in clause (c) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release the Treasury Securities having a corresponding aggregate principal amount from the Pledge to the Purchase Contract Agent, on behalf of the Holder, free and clear of the Company’s security interest therein, and upon receipt thereof the Purchase Contract Agent shall promptly:
(i)    cancel the related Treasury Units surrendered and Transferred;
(ii)    Transfer the Treasury Securities that had been components of such Treasury Units to the Holder; and
(iii)    authenticate, execute on behalf of such Holder and deliver a Corporate Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.
Holders who elect to separate Treasury Securities from the related Purchase Contracts and to substitute the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for such Treasury Securities shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.
In the event a Holder making a Collateral Substitution pursuant to this Section 3.14 fails to effect a book‑entry transfer of the Treasury Units or fails to deliver a Treasury Unit Certificate to the Purchase Contract Agent after depositing the Applicable Ownership Interest in Debentures or Applicable Ownership Interest in the Treasury Portfolio with the Collateral Agent, the Treasury Securities constituting a part of such Treasury Unit Certificate, and any interest on such Treasury Securities, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Treasury Unit Certificate is so Transferred or the Treasury Unit is so delivered, or until such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Treasury Unit Certificate has been destroyed, mutilated, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and Purchase Contract comprising such Treasury Unit may be acquired, and may be Transferred and exchanged, only as an entire Treasury Unit.

SECTION 3.15.	Transfer of Collateral upon Occurrence of Termination Event.
Upon the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Security Register. Upon book‑entry transfer of the Corporate Units or Treasury Units or delivery of a Corporate Unit Certificate or Treasury Unit Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book‑entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such Transfer or delivery, the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any interest thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units or Treasury Units are transferred or the Corporate Unit Certificate or Treasury Unit Certificate is surrendered or such Holder provides satisfactory evidence that such Corporate Unit Certificate or Treasury Unit Certificate has been destroyed, mutilated, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company. In the case of the Treasury Portfolio or any Treasury Securities, the Purchase Contract Agent may dispose of the subject securities for cash and pay the applicable portion of such cash to the Holders in lieu of such Holders’ Applicable Ownership Interest in such Treasury Portfolio, or any Treasury Securities, where such Holder would otherwise have been entitled to receive less than $1,000 of any such security.

SECTION 3.16.	No Consent to Assumption.
Each Holder of a Unit, by its acceptance thereof, will be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, its trustee in bankruptcy, receiver, liquidator or a person or entity performing similar functions, in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar Federal or State law providing for reorganization or liquidation.

ARTICLE IV
The Debentures

SECTION 4.1.	Payment of Interest; Rights to Interest Preserved; Interest Rate Reset; Notice.
A payment of interest on the Debentures underlying the Applicable Ownership Interest in Debentures or distribution with respect to the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) of which such Applicable Ownership Interest in Debentures or such Applicable Ownership Interest in the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date relating to such Payment Date.
Each Corporate Unit Certificate evidencing an Applicable Ownership Interest in Debentures delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Unit Certificate shall carry the rights to payment of interest accrued and unpaid, and to accrue interest, which is carried by the Applicable Ownership Interest in Debentures underlying such other Corporate Unit Certificate.
In the case of any Corporate Unit with respect to which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or a Fundamental Change Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Applicable Ownership Interest in Debentures or distributions with respect to the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Fundamental Change Early Settlement or Collateral Substitution, and such interest or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Corporate Unit with respect to which Cash Settlement, Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected, payments attributable to the Debentures underlying Applicable Ownership Interests in Debentures or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, or Fundamental Change Early Settlement Date, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Debentures or Applicable Ownership Interests in the Treasury Portfolio that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate Debentures or distributions on such Applicable Ownership Interests in the Treasury Portfolio.

The Coupon Rate on the Debentures to be in effect on and after the Reset Effective Date will be determined on the Successful Remarketing Date with respect thereto, and reset to the Reset Rate. If there is no Successful Remarketing during the Period for Early Remarketing or the Final Three‑Day Remarketing Period, the Coupon Rate on the Debentures will not be reset but will continue at the initial Coupon Rate.

SECTION 4.2.	Notice and Voting.
Under and subject to the terms of the Pledge Agreement and this Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Applicable Ownership Interests in Debentures but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Debentures are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Debentures, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Holders of Corporate Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Unit Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debentures entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Applicable Ownership Interest in Debentures constituting a part of such Holder’s Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures underlying the Applicable Ownership Interests in Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting the Debentures underlying the Applicable Ownership Interests in Debentures constituting a part of such Holder’s Corporate Units. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Debentures.

SECTION 4.3.	Substitution of the Treasury Portfolio for the Debentures.
(a)     Upon the occurrence of (i) a Mandatory Redemption where the related Purchase Contracts have not been previously or concurrently terminated in accordance with Section 5.8 or (ii) a Special Event Redemption, in each case, prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Mandatory Redemption Date or the Special Event Redemption Date, as the case may be, with respect to the Applicable Principal Amount of Debentures shall be delivered to the Collateral Agent in exchange for the Pledged Applicable Ownership Interests in Debentures. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price, if any, to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the Pledged Applicable Ownership Interests in Debentures, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock on the Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the occurrence of a Mandatory Redemption or a Special Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Debentures underlying the Applicable Ownership Interests in Debentures subject to the Pledge thereof as provided in Article II, Article III, Article IV, Article V or

Article VI of the Pledge Agreement, and any reference herein to the Debentures shall be deemed to be a reference to such Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interest in the Treasury Portfolio for the Applicable Ownership Interest in Debentures as collateral.
(b)     Upon a Successful Remarketing during the Period for Early Remarketing, the proceeds of such Remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Applicable Ownership Interests in Debentures. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the Pledged Applicable Ownership Interests in Debentures, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock on the Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following a Successful Remarketing during the Period for Early Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Debentures underlying the Applicable Ownership Interests in Debentures subject to the Pledge thereof as provided in Article II, Article III, Article IV, Article V or Article VI of the Pledge Agreement, and any reference herein to the Debentures shall be deemed to be reference to such Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interest in the Treasury Portfolio for the Applicable Ownership Interest in Debentures as collateral.

SECTION 4.4.	Consent to Treatment for Tax Purposes.
Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, covenants and agrees to treat itself as the owner, for Federal, State and local income and franchise tax purposes, of (i) the related Applicable Ownership Interest in Debentures or the related Applicable Ownership Interest in the Treasury Portfolio, in the case of the Corporate Units, or (ii) the Treasury Securities, in the case of the Treasury Units. Each Holder of a Corporate Unit, by its acceptance thereof, further covenants and agrees to treat the Applicable Ownership Interest in Debentures as indebtedness of NEE Capital for Federal, State and local income and franchise tax purposes.

ARTICLE V
The Purchase Contracts

SECTION 5.1.	Purchase of Shares of Common Stock.
Each Purchase Contract shall, unless a Termination Event or an Early Settlement in accordance with Section 5.9 hereof or a Fundamental Change Early Settlement in accordance with Section 5.6(b)(ii) hereof has occurred with respect to the Units of which such Purchase Contract is a part, obligate the Holder of the related Unit to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for $50 in cash (the “Purchase Price”), a number of newly‑issued shares of Common Stock shall be determined by reference to the applicable Settlement Rate. The applicable “Settlement Rate” shall be determined as follows:
(a)    if the Applicable Market Value (as defined below) is equal to or greater than $114.42 (the “Threshold Appreciation Price”), the applicable Settlement Rate shall equal 0.4370 shares of Common Stock per Purchase Contract (the “Minimum Settlement Rate”);
(b)    if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $95.35 (the “Reference Price”), the applicable Settlement Rate shall equal the number of shares of Common Stock per Purchase Contract having a value equal to $50.00 divided by the Applicable Market Value; and
(c)    if the Applicable Market Value is less than or equal to the Reference Price, the applicable Settlement Rate shall equal 0.5244 shares of Common Stock per Purchase Contract (the “Maximum Settlement Rate”),
in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in Section 5.10, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.
The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each Trading Day during the Observation Period; provided, however, that if the Company enters into a Reorganization Event, the Applicable Market Value will mean the value of an Exchange Property Unit. Following the occurrence of any such Reorganization Event, references herein to the purchase or issuance of shares of Common Stock shall be construed to be references to settlement into Exchange Property Units. For purposes of calculating the value of an Exchange Property Unit, (x) the value of any common stock included in the Exchange Property Unit shall be determined using the average of the Closing Price per share of such common stock on each Trading Day during the Observation Period (adjusted as set forth under Section 5.6) and (y) the value of any other property, including securities other than common stock, included in the Exchange Property Unit, shall be the value of such property on the first Trading Day of the Observation Period (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). The “Closing Price” of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the “NYSE”) on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over‑the‑counter market as reported by the OTC Markets Group Inc. or similar organization, or, if such bid price is not available, the market value of the

Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. A “Trading Day” means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or over‑the‑counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or over‑the‑counter market that is the primary market for the trading of the Common Stock at the close of business. If the Common Stock is not traded on a securities exchange or quoted in the over‑the‑counter market, then “Trading Day” shall mean Business Day.
Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney‑in‑fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on its behalf as its attorney‑in‑fact, and consents to and agrees to be bound by the Pledge of the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, pursuant to the Pledge Agreement. Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the principal and interest on the Debentures underlying the Applicable Ownership Interest in Debentures or the Proceeds of the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.
Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant hereto), under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

SECTION 5.2.	Contract Adjustment Payments.
(a)     Subject to Section 5.2(d) and Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered on the Security Register at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register or by wire transfer to an account appropriately designated in writing by the Person entitled to payment. The Contract Adjustment Payments will accrue from September 16, 2015.

(b)     Upon the occurrence of a Termination Event, the Company’s obligation to pay Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) shall cease.
(c)     Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate (including as a result of a Collateral Substitution or the recreation of a Corporate Unit) shall carry the rights to Contract Adjustment Payments accrued and unpaid, and to accrue Contract Adjustment Payments, which were carried by the Purchase Contracts which were represented by such other Certificates.
(d)     Subject to Section 5.9 and Section 5.6(b), in the case of any Unit with respect to which Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or a Fundamental Change Early Settlement Date, as applicable, that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments, if any, otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Fundamental Change Early Settlement, and such Contract Adjustment Payments shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Certificate evidencing such Unit (or one or more Predecessor Certificates) was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Unit with respect to which Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or Fundamental Change Early Settlement Date, as applicable, Contract Adjustment Payments (but not, for the avoidance of doubt, Deferred Contract Adjustment Payments) that would otherwise be payable after the Early Settlement Date or Fundamental Change Early Settlement Date with respect to such Purchase Contract shall not be payable.
The Company’s obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments), will be subordinate and junior in right of payment to the Company’s obligations under any Senior Indebtedness.
Upon any payment or distribution of assets of the Company to its creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the Holders of the Corporate Units or Treasury Units shall be entitled to receive any Contract Adjustment Payments with respect to any such Corporate Units or Treasury Units.

By reason of this subordination, in those events, holders of the Company’s Senior Indebtedness may receive more, ratably, and Holders of the Corporate Units or Treasury Units may receive less, ratably, than the Company’s other creditors. Because the Company is a holding company, contract adjustment payments on the Corporate Units of Treasury Units are effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by the Company’s subsidiaries. The Company’s subsidiaries are separate and distinct legal entities and have no obligation to pay any contract adjustment payments or to make any funds available for such payment.
In addition, no payment of Contract Adjustment Payments with respect to any Corporate Units or Treasury Units may be made if:
(i)    any payment default on any Senior Indebtedness of the Company has occurred and is continuing beyond any applicable grace period; or
(ii)    any default on any indebtedness of the Company other than a payment default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity on any indebtedness of the Company and the Purchase Contract Agent receives a written notice of such default from the Company or the holders of such Senior Indebtedness.

SECTION 5.3.	Deferral of Payment Dates for Contract Adjustment Payments.
The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to any subsequent Payment Date (a “Deferral Period”), but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer such payment (specifying the amount to be deferred and the expected Deferral Period) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self‑regulatory organization or to Holders of the Units, but in any event not less than one Business Day prior to such Record Date. Prior to the expiration of any Deferral Period, the Company may further extend such Deferral Period to any subsequent Payment Date, but not beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Fundamental Change Early Settlement Date).
In connection with any Contract Adjustment Payments so deferred, additional Contract Adjustment Payments on the amounts so deferred will accrue at the rate of 6.371% per annum (computed on the basis of a 360‑day year consisting of twelve 30‑day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the accrued additional Contract Adjustment Payments accrued thereon, being referred to herein as the “Deferred Contract Adjustment Payments”). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.3.

At the end of each Deferral Period, including as the same may be extended pursuant to this Section 5.3, or, in the event of an Early Settlement or Fundamental Change Early Settlement, on the Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be, the Company shall pay all Deferred Contract Adjustment Payments then due in the manner set forth in Section 5.2(a) (in the case of the end of a Deferral Period), in the manner set forth in Section 5.9 (in the case of an Early Settlement) or in the manner set forth in Section 5.6(b) (in the case of a Fundamental Change Early Settlement) to the extent such amounts are not deducted from the amount otherwise payable by the Holder in the case of a Cash Settlement, any Early Settlement or any Fundamental Change Early Settlement. In the event of an Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled early through the Payment Date immediately preceding the applicable Early Settlement Date, to the extent such amounts are not deducted as described above. In the event of a Fundamental Change Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled on the Fundamental Change Early Settlement Date to but excluding such Fundamental Change Early Settlement Date, to the extent such amounts are not deducted as described above.
At the end of the Deferral Period and the payment of all Deferred Contract Adjustment Payments and all accrued and unpaid Contract Adjustment Payments then due, the Company may commence a new Deferral Period, provided that such Deferral Period, together with all extensions thereof, may not extend beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Fundamental Change Early Settlement Date). Except in the case of an Early Settlement or Fundamental Change Early Settlement, no Contract Adjustment Payments shall be due and payable during a Deferral Period except at the end thereof, except that prior to the end of such Deferral Period, the Company, at its option, may prepay on any Payment Date all or any portion of the Deferred Contract Adjustment Payments accrued during the then elapsed portion of such Deferral Period.
No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date (or, with respect to Purchase Contracts for which Early Settlement or Fundamental Change Early Settlement has occurred, the Early Settlement Date or the Fundamental Change Early Settlement Date, as the case may be). If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will terminate.
In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing other than:
(i)    purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date that payment of Contract Adjustment Payments are deferred requiring the Company to purchase, redeem or acquire its capital stock,

(ii)    as a result of a reclassification of the Company’s capital stock or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock or the capital stock of one of the Company’s subsidiaries for another class or series of the Company’s capital stock,
(iii)    any exchange, redemption or conversion of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock,
(iv)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,
(v)    dividends or other distributions paid or made in capital stock of the Company (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of the Company’s capital stock and distributions in connection with the settlement of stock purchase contracts) or
(vi)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or other distribution of or with respect to rights in the future.

SECTION 5.4.	Payment of Purchase Price.
(a)     (i)    Unless the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of the Corporate Units or a Holder settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9 or Section 5.6(b), each Holder of a Corporate Unit must notify the Purchase Contract Agent of its intention to pay in cash (“Cash Settlement”) the Purchase Price for the shares of Common Stock to be purchased pursuant to the Purchase Contract on the Purchase Contract Settlement Date by presenting and surrendering to the Purchase Contract Agent the Corporate Unit Certificate with a notice in substantially the form of Exhibit C hereto on the reverse side of such Certificate completed and executed. Such presentation, surrender and notice must be made at or prior to 5:00 p.m., New York City time (x) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, or (y) if all the Remarketings during the Final Three‑Day Remarketing Period result in Failed Remarketings, on the second Business Day immediately preceding the Purchase Contract Settlement Date. The Purchase Contract Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

(ii)    A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time (x) on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, or (y) if all the Remarketings during the Final Three‑Day Remarketing Period result in Failed Remarketings, on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will, upon written direction of the Company, be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Purchase Contract Agent when received for payment to the Holder.
(iii)    If a Holder of a Corporate Unit fails to notify the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.4(a)(i), or does notify the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.4(a)(i), but fails to deliver cash as required by Section 5.4(a)(ii), such Holder shall be deemed to have consented to the disposition of the Pledged Applicable Ownership Interests in Debentures pursuant to the Remarketing as described below and the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to the Pledged Applicable Ownership Interests in Debentures at the direction of the Company to cause the Remarketing of the Debentures underlying such Pledged Applicable Ownership Interests in Debentures.
In order to dispose of the Applicable Ownership Interest in Debentures of Corporate Unit Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement with respect to the Purchase Contract Settlement Date as provided in Section 5.4(a)(i) or who have notified the Purchase Contract Agent of their intention to effect a Cash Settlement in accordance with Section 5.4(a)(i), but failed to deliver cash as required by Section 5.4(a)(ii), the Company shall engage the Remarketing Agents pursuant to the Remarketing Agreement to sell the Debentures. In order to facilitate the Remarketing, the Purchase Contract Agent shall notify the Remarketing Agents, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Final Three‑Day Remarketing Period, of the aggregate amount of Debentures to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for Remarketing such aggregate amount of Debentures to the Remarketing Agents. Upon receipt of such notice from the Purchase Contract Agent and the Debentures from the Collateral Agent, the Remarketing Agents will, during the Final Three‑Day Remarketing Period, use their commercially reasonable efforts to remarket the Debentures at a price equal to or greater than 100% of the aggregate principal amount of the Debentures remarketed plus the applicable Remarketing Fee. Upon a Successful Remarketing, and after deducting any Remarketing Fee, the Remarketing Agents will remit the remaining portion of the proceeds from such Remarketing to the Collateral Agent. Such portion of the proceeds, equal to the aggregate principal amount of such Debentures, will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Corporate Unit Holders’ obligations to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. Corporate Unit

Holders whose Debentures are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.
If there is no Successful Remarketing during the Period for Early Remarketing and if all the Remarketings during the Final Three‑Day Remarketing Period result in Failed Remarketings, each Corporate Unit Holder of Applicable Ownership Interests in Debentures (as to which the related Purchase Contract has not been settled with cash) shall be deemed to have exercised its Put Right with respect to its Applicable Ownership Interests in Debentures, and to have elected that a portion of the Put Price equal to the principal amount of the relevant Debenture underlying such Applicable Ownership Interests in Debentures be applied against such Corporate Unit Holder’s obligations to pay the Purchase Price for the Common Stock issued in accordance with each related Purchase Contract on the Purchase Contract Settlement Date, in accordance with the terms of the Pledge Agreement. Following such application, such Holder’s obligations to pay the Purchase Price for the Common Stock will be deemed to be satisfied in full, and upon receipt of written confirmation from the Company that a portion of the Put Price in the amount specified in such notice has been applied to pay the Purchase Price for the Common Stock, the Collateral Agent shall cause the Securities Intermediary to release the Debentures underlying all such Pledged Applicable Ownership Interests in Debentures from the Collateral Account and shall promptly transfer such Debentures to the Company. Thereafter, the Collateral Agent shall promptly remit the remaining portion of the Proceeds of such Holder’s exercise of its Put Right, in excess of the aggregate Purchase Price for Common Stock, if any, to be issued in accordance with each related Purchase Contract to the Purchase Contract Agent for payment to such Holder.
(b)     With respect to any Debentures beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in Section 5.4(a)(ii), or with respect to Debentures which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto.
(c)     (i)    Unless a Holder of Treasury Units or Corporate Units (if the Treasury Portfolio has replaced the Debentures as a component of the Corporate Units) settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Debentures as a component of the Corporate Units) must notify the Purchase Contract Agent of its intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the Purchase Contract on the Purchase Contract Settlement Date by presenting and surrendering to the Purchase Contract Agent the Treasury Unit Certificate or Corporate Unit Certificate, as the case may be, with a notice in substantially the form of Exhibit C hereto on the reverse side of such Certificate completed and executed. Such presentation, surrender and notice must be made at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. The Purchase Contract Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

(ii)    A Holder of a Treasury Unit or Corporate Unit (if the Treasury Portfolio has replaced the Debentures as a component of the Corporate Units) who has so notified the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.4(c)(i) is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Purchase Contract Agent when received for payment to the Holder.
(iii)    If a Holder of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Debentures as a component of Corporate Units) fails to notify the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.4(c)(i), or if such Holder does notify the Purchase Contract Agent as provided in Section 5.4(c)(i) of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.4(c)(ii), then upon the maturity of the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, held by the Collateral Agent on the Business Day immediately prior to the Purchase Contract Settlement Date, the principal amount of the Pledged Treasury Securities or the portion of the Pledged Applicable Ownership Interest in the Treasury Portfolio corresponding to such Purchase Contracts, as the case may be, received by the Collateral Agent will, upon the written direction of the Company, be invested promptly in overnight Permitted Investments. On the Purchase Contract Settlement Date an amount equal to the Purchase Price will be remitted to the Company in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Unit or Corporate Unit when received.

Unless the Treasury Portfolio has replaced the Debentures as a component of Corporate Units, Holders shall not be permitted to make Cash Settlements in accordance with the provisions of this Section 5.4 during the period commencing on and including the Business Day prior to the first of the three sequential Remarketing Dates comprising a Three‑Day Remarketing Period and ending on and including the Reset Effective Date relating to a Successful Remarketing during such Three‑Day Remarketing Period or, if none of the Remarketings during such Three‑Day Remarketing Period is successful, the Business Day following the last of the three sequential Remarketing Dates occurring during such Three‑Day Remarketing Period.
(d)     Any distribution to Holders of excess funds and interest described above, shall be payable at the Corporate Trust Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.
(e)     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.
(f)     Upon Cash Settlement with respect to a Purchase Contract, (i) the Collateral Agent will, in accordance with the terms of the Pledge Agreement, cause the Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or the Pledged Treasury Securities, in each case underlying the relevant Unit, to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Purchase Contract Agent shall, by book‑entry transfer, or other procedures, in accordance with instructions provided by the Holder thereof, Transfer the Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or such Treasury Securities (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold the Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or such Treasury Securities, and any interest or other distribution thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder).
(g)     The obligations of the Holders to pay the Purchase Price are non‑recourse obligations and, except to the extent satisfied by Early Settlement, Fundamental Change Early Settlement or Cash Settlement or terminated upon a Termination Event, are payable solely out of any Cash Settlement or the proceeds of any Collateral pledged to secure the obligations of the Holders with respect to such Purchase Price and in no event will Holders be liable for any deficiency between the proceeds of Collateral disposition and the Purchase Price.

SECTION 5.5.	Issuance of Shares of Common Stock.
Unless a Termination Event shall have occurred, and except with respect to Purchase Contracts with respect to which there has been an Early Settlement or a Fundamental Change Early Settlement, on the Purchase Contract Settlement Date, upon the Company’s receipt of payment in full of the Purchase Price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article V and subject to Section 5.6(b), the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing the newly‑issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or other distributions for which both a record date and payment date for such dividend or other distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or other distributions with respect to such shares comprising part of the Purchase Contract Settlement Fund, but without any interest thereon, and any Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of Purchase Contracts are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contracts is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contracts or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 5.6.	Adjustment of Fixed Settlement Rate; Fundamental Change Early Settlement.
(a)     Adjustments for Dividends, Distributions, Stock Splits, Etc.
(1)    Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, shall be increased by dividing such Fixed Settlement Rate by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 5.6(a)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any other distribution on shares of Common Stock held in the treasury of the Company.

(2)    Stock Purchase Rights, Options, Etc. In case the Company shall issue rights, options, warrants or other securities to all holders of its Common Stock (that are not available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts forming a component of such Units) entitling such holders of Common Stock, for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or other securities (other than pursuant to any dividend reinvestment plan, share purchase plan or similar plan, including such a plan that provides for purchases of Common Stock by non‑shareholders), each Fixed Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Fixed Settlement Rate by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 5.6(a)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options, warrants or other securities in respect of shares of Common Stock held in the treasury of the Company.
(3)    Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.
(4)    Debt or Asset Distributions. (i) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options, warrants or other securities referred to in Section 5.6(a)(2), any dividend or other distribution paid exclusively in cash referred to in Section 5.6(a)(5) (including the Reference Dividend as described therein), any dividend or distribution referred to in Section 5.6(a)(1) and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin‑Off referred to in Section 5.6(a)(4)(ii), each Fixed Settlement Rate in effect at the opening of business on the day following the day on which such dividend or other distribution was effected shall be adjusted so that the same shall equal the rate determined by dividing such Fixed Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this Section 5.6(a)(4) is applicable, Section 5.6(a)(2) shall not be applicable and in any case in which this Section 5.6(a)(4)(i) is applicable, Section 5.6(a)(4)(ii) is not applicable.
(ii)    In the case of a Spin‑Off, each Fixed Settlement Rate in effect immediately before the close of business on the record date fixed for determination of shareholders of the Company entitled to receive the distribution will be increased by dividing such Fixed Settlement Rate by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock and the denominator of which shall be the Current Market Price per share of Common Stock plus the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Fixed Settlement Rate under this Section 5.6(a)(4)(ii) will occur on the date that is the earlier of (A) the tenth Trading Day from, and including, the effective date of the Spin‑Off and (B) in the case of any Spin‑Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin‑Off, the date on which the initial public offering price of the securities being offered in such Initial Public Offering is determined. In the event of a Spin‑Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin‑Off, the Fair Market Value of the securities to be distributed to holders of Common Stock means the average of the Closing Prices of those securities over the first 10 Trading Days following the effective date of the Spin‑Off. For purposes of such a Spin‑Off, the Current Market Price of the Common Stock means the average of the Closing Prices of the Common Stock over the first 10 Trading Days following the effective date of the Spin‑Off.

(5)    Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock exclusively in cash during any fiscal quarter (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in Section 5.6(a)(4)) in an amount in excess of $0.77 per share of Common Stock (the “Reference Dividend”), immediately after the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such distribution, each Fixed Settlement Rate shall be increased by dividing such Fixed Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such distribution by a fraction, the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination minus the Reference Dividend. The Reference Dividend is subject to adjustment (without duplication) from time to time in a manner inversely proportional to any adjustment made to each Fixed Settlement Rate under Section 5.6(a); provided that no adjustment will be made to the Reference Dividend for any adjustment made pursuant to this Section 5.6(a)(5). In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared.
(6)    Tender Offers and Exchange Offers. In the case that a tender offer or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender offer or exchange offer (as amended through the expiration thereof) shall require the payment to holders of the Common Stock (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of Reacquired Shares) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the closing price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the Trading Day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the Expiration Time), each Fixed Settlement Rate shall be increased by dividing such Fixed Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration, if any, other than cash, payable to holders of Common Stock pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of Reacquired Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of Common Stock on the date of the Expiration Time and (y) the result of (I) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (II) the number of all shares validly tendered pursuant to the tender offer or exchange offer, not withdrawn and accepted on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Reacquired Shares”).

(7)    The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of Section 5.6(a)(4), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of Section 5.6(a)(3).
(8)    The “Current Market Price” per share of Common Stock or any other security on any day means the average of the daily Closing Prices for the 20 consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this Section 5.6(a)(8), the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock or other security, as applicable, trades regular way on the principal U.S. securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
(9)    Calculation of Adjustments. All adjustments to a Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in a Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the Company’s fiscal year and (y) upon the applicable settlement date for a Purchase Contract. If an adjustment is made to each Fixed Settlement Rate pursuant to Section 5.6(a)(1), Section 5.6(a)(2), Section 5.6(a)(3), Section 5.6(a)(4), Section 5.6(a)(5), Section 5.6(a)(6), Section 5.6(a)(7) or Section 5.6(a)(10), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date or any Fundamental Change Early Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by the Adjustment Factor. The “Adjustment Factor” means, initially, a fraction the numerator of which shall be the Maximum Settlement Rate immediately after the first adjustment to each Fixed Settlement Rate pursuant to this Section 5.6(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment. Each time an adjustment is required to be made to each Fixed Settlement Rate pursuant to this Section 5.6(a), the Adjustment Factor shall be multiplied by a fraction the numerator of which shall be the Maximum Settlement Rate immediately after such adjustment to each Fixed Settlement Rate pursuant to this Section 5.6(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment. Notwithstanding the foregoing, if any adjustment to each Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, the 20 individual Closing Prices used to determine the Applicable Market Value shall be adjusted rather than the Applicable Market Value and the Applicable Market Value shall be determined by (A) multiplying the Closing Prices for Trading Days (during the period used for determining the Applicable

Market Value) prior to such adjustment to each Fixed Settlement Rate by the Adjustment Factor in effect prior to such adjustment, (B) multiplying the Closing Prices for Trading Days (during the period used for determining the Applicable Market Value) following such adjustment by the Adjustment Factor reflecting such adjustment, and (C) dividing the sum of all such adjusted Closing Prices by 20.
(10)    The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as the Board of Directors considers to be advisable in order to avoid or diminish the effect of any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.
(11)    If the Company hereafter adopts any shareholder rights plan involving the issuance of preferred share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, unless such Rights under the future shareholder rights plan have separated from the Common Stock prior to the time of settlement of such Purchase Contract, in which case each Settlement Rate shall be adjusted as provided in Section 5.6(a)(4) on the date such Rights separate from the Common Stock.
(b)     Adjustment for Consolidation, Merger or Other Reorganization Event; Fundamental Change Early Settlement. (i) Subject to the provisions of Section 5.6(b)(ii), upon a Reorganization Event, each Unit shall thereafter, in lieu of a variable number of shares of Common Stock, be settled by delivery of a variable number of Exchange Property Units. An “Exchange Property Unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon that have a record date that is prior to the applicable settlement date) per share of Common Stock by a holder of Common Stock that is not a Person which is a party to the Reorganization Event (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non‑Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property Unit that Holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election. The number of Exchange Property Units to be delivered upon settlement of a Purchase Contract following the effective date of a Reorganization Event shall equal the Settlement Rate, subject to adjustment as provided in this Section 5.6, determined as if the references to “shares of Common Stock” in Section 5.1(a)(i), Section 5.1(a)(ii) and Section 5.1(a)(iii) were to “Exchange Property Units.”

In the event of such a Reorganization Event, the Person formed by such consolidation or merger or the Person which acquires the property of the Company as an entirety or substantially as an entirety by sale, transfer, lease or conveyance or the Person which shall acquire the Company pursuant to a share exchange business combination shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Unit that remains Outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 5.6(b). Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an Exchange Property Unit which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.6. The above provisions of this Section 5.6(b) shall similarly apply to successive Reorganization Events.
(ii)    Prior to the Purchase Contract Settlement Date, if a Fundamental Change occurs, then following such Fundamental Change a Holder of a Unit will have the right to accelerate and settle (“Fundamental Change Early Settlement”) its Purchase Contract, upon the conditions set forth below, at the Settlement Rate (determined as if the Applicable Market Value equaled the Stock Price), plus an additional make‑whole amount of shares (the “Make‑Whole Share Amount”); provided that no Fundamental Change Early Settlement will be permitted pursuant to this Section 5.6(b)(ii) unless, at the time such Fundamental Change Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Fundamental Change Early Settlement, if such a Registration Statement is required (in the view of counsel for the Company, which need not be in the form of a written opinion) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Fundamental Change Early Settlement. In the event that a Holder seeks to exercise its Fundamental Change Early Settlement right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective and the Company shall have no further obligation with respect to any such Registration Statement if, notwithstanding using its commercially reasonable efforts, no Registration Statement is then effective.
If a Holder elects a Fundamental Change Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Fundamental Change Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments, with respect to such Purchase Contracts. The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Fundamental Change Early Settlement.
Within five Business Days of the Effective Date of a Fundamental Change, the Company or, at the request and expense of the Company, if such request is delivered at least two Business Days prior to the date such notice is to be given to Holders of Units (unless a shorter period shall be agreed to by the Purchase Contract Agent), the Purchase Contract Agent, shall provide written notice to Holders of Units of such completion of a Fundamental Change, which shall specify

(1)    the deadline for submitting the notice to settle early in cash pursuant to this Section 5.6(b)(ii) and how and where such notice to settle early should be delivered,
(2)     the date on which such Fundamental Change Early Settlement shall occur (which date shall be at least ten days after the date of the notice but not later than the earlier of 20 days after the date of such notice or five Business Days prior to the Purchase Contract Settlement Date) (the “Fundamental Change Early Settlement Date”),
(3)     the amount of cash payable in respect of the exercise of such Fundamental Change Early Settlement (giving effect to the credit for any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments as provided in the preceding paragraph ),
(4)     the applicable Settlement Rate,
(5)     the Make‑Whole Share Amount and
(6)     the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including any amount of Contract Adjustment Payments receivable upon settlement.
The Company shall also deliver a copy of such notice to the Purchase Contract Agent and the Collateral Agent.
Corporate Unit Holders (unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Debentures as a component of the Corporate Units) and Treasury Unit Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.6(b)(ii) in integral multiples of 20 Corporate Units or Treasury Units, as the case may be. If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Debentures as a component of the Corporate Units, Corporate Unit Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.6(b)(ii) in multiples of 8,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents upon a Successful Remarketing if the Reset Effective Date is not a Payment Date). Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.1 shall apply with respect to a Fundamental Change Early Settlement pursuant to this Section 5.6(b)(ii).
In order to exercise the right to effect Fundamental Change Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver to the Purchase Contract Agent at the Corporate Trust Office, no later than 4:00 p.m., New York City time, on the third Business Day immediately preceding the Fundamental Change Early Settlement Date, such Certificate duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/Fundamental Change Early Settlement on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the product of (1) the Stated Amount times (2) the number of Purchase Contracts with respect to which the Holder has elected to effect Fundamental Change Early Settlement.

Upon receipt of any such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Fundamental Change Early Settlement by a Holder of Units have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.
If a Holder properly effects a Fundamental Change Early Settlement in accordance with the provisions of this Section 5.6(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Fundamental Change Early Settlement Date:
(A)    the kind and amount of securities, cash and other property receivable upon such Fundamental Change by a holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Fundamental Change (based on the Settlement Rate in effect at such time plus the Make‑Whole Share Amount), assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Fundamental Change provides for different treatment of Common Stock held by Affiliates of the Company and non‑Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in the Fundamental Change, the kind and amount of securities, cash and/or other property receivable by Holders of the Corporate Units or Treasury Units exercising their right to effect a Fundamental Change Early Settlement will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election. For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Fundamental Change shall be deemed to be the Purchase Contract Settlement Date;
(B)    the Applicable Ownership Interest in Debentures, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Fundamental Change Early Settlement;
(C)    any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments (to the extent such payments are not applied as a credit to the Purchase Price in connection with the settlement of the Purchase Contracts); and
(D)    if so required under the Securities Act, a Prospectus as contemplated by this Section 5.6(b)(ii).

The Corporate Units or the Treasury Units of the Holders who do not elect Fundamental Change Early Settlement in accordance with the foregoing provisions will continue to remain Outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.
The Make‑Whole Share Amounts applicable to a Fundamental Change Early Settlement will be determined by reference to the table below, based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for Common Stock in such Fundamental Change, which will be (a) in the case of a Fundamental Change described in clause (ii) of the definition of such term and the holders of Common Stock receive only cash in such transaction, the Stock Price paid per share will be the cash amount paid per share; or (b) otherwise, the Stock Price paid per share will be the average of the Closing Prices of the Common Stock on the twenty Trading Days prior to, but not including, the Effective Date of such Fundamental Change:

	Effective Date
Stock Price	September 16, 2015	September 1, 2016	September 1, 2017	September 1, 2018
$20.00	0.2056	0.1430	0.0727	0.0000
$50.00	0.0938	0.0657	0.0336	0.0000
$75.00	0.0424	0.0286	0.0157	0.0000
$90.00	0.0098	0.0000	0.0000	0.0000
$95.35	0.0000	0.0000	0.0000	0.0000
$102.50	0.0250	0.0149	0.0048	0.0000
$107.50	0.0388	0.0286	0.0172	0.0000
$114.42	0.0605	0.0492	0.0352	0.0000
$120.00	0.0372	0.0293	0.0191	0.0000
$130.00	0.0291	0.0217	0.0121	0.0000
$150.00	0.0379	0.0262	0.0124	0.0000
$175.00	0.0224	0.0151	0.0073	0.0000
$200.00	0.0173	0.0118	0.0059	0.0000
$250.00	0.0115	0.0080	0.0041	0.0000

The Stock Prices set forth in the first column of the table will be adjusted upon the occurrence of certain events requiring adjustments to each Fixed Settlement Rate pursuant to Section 5.6(a).
Each of the Make‑Whole Share Amounts set forth in the table will be subject to adjustment in the same manner as the Fixed Settlement Rates as set forth in Section 5.6(a).
If the Stock Price or Effective Date applicable to a Fundamental Change is not expressly set forth on the table, then the Make‑Whole Share Amount will be determined as follows:

(1)    if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Make‑Whole Share Amount will be determined by straight‑line interpolation between the Make‑Whole Share Amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365‑day year;
(2)    if the Stock Price is in excess of $250.00 per share (subject to adjustment as set forth in Section 5.6(a)), then the Make‑Whole Share Amount shall be zero; and
(3)    if the Stock Price is less than $20.00 per share (subject to adjustment as set forth in Section 5.6(a)) (the “Minimum Stock Price”), then the Make‑Whole Share Amount shall be determined as if the Stock Price equaled the Minimum Stock Price, using straight‑line interpolation, as described in clause (1) above, if the Effective Date is between two dates on the table.
(c)     No adjustment to the Settlement Rate need be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon settlement of the Purchase Contracts, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the Purchase Contracts.
(d)     The Fixed Settlement Rate shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the direct investment in Common Stock or the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant compensation or other benefit plan or program of or assumed by the Company or any of its subsidiaries;
(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;
(iv)    for a change in the par value or a change to no par value of the Common Stock;
(v)    for accumulated and unpaid dividends, other than to the extent contemplated by Section 5.6(a) hereof; or
(vi)    upon the issuance of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, in public or private transactions, for consideration in cash or property, at any price or for any benefit the Company deems appropriate.

(e)     All calculations and determinations pursuant to this Section 5.6 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect to any such calculation or determination.

SECTION 5.7.	Notice of Adjustments and Certain Other Events.
(a)     Whenever the Fixed Settlement Rates are adjusted as herein provided, the Company shall:
(i)    forthwith compute the Settlement Rate in accordance with Section 5.6 and prepare and transmit to the Purchase Contract Agent a Company Certificate setting forth the adjusted Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
(ii)    within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.
(b)     The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract, and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or other securities or property pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.

SECTION 5.8.	Termination Event; Notice.
The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, and the rights and obligations of the Holders to purchase shares of Common Stock, will immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice thereof to the Purchase Contract Agent, the Collateral Agent, and to the Holders at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Units in the case of Corporate Units, or Treasury Securities in the case of Treasury Units, in accordance with the provisions of Section 4.3 of the Pledge Agreement.

SECTION 5.9.	Early Settlement.
(a)     A holder of Corporate Units may settle the related Purchase Contracts in their entirety at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, in the manner described herein, but only in integral multiples of 20 Corporate Units; provided, however that a Holder of Corporate Units will not be permitted to settle the related Purchase Contracts during any period commencing on and including the Business Day preceding the first of the three sequential Remarketing Dates comprising any Three‑Day Remarketing Period, and ending on and including, in the case of a Successful Remarketing during such Three‑Day Remarketing Period, the Reset Effective Date, or if none of the Remarketings during such Three‑Day Remarketing Period is successful, the Business Day following the last of the three sequential Remarketing Dates occurring during such Three‑Day Remarketing Period; provided, further, if the Treasury Portfolio has become a component of the Corporate Units, Holders of Corporate Units may settle early only in integral multiples of 8,000 Corporate Units at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date (or such other number of Corporate Units as may be determined by the Remarketing Agents upon a Successful Remarketing of the Debentures if the Reset Effective Date is not a regular quarterly interest payment date). A holder of Treasury Units may settle the related Purchase Contracts in their entirety at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein (an “Early Settlement”) but only in integral multiples of 20 Treasury Units. The right to Early Settlement is subject to there being in effect a Registration Statement covering the shares of Common Stock to be issued and delivered in respect of the Purchase Contracts being settled, if such a Registration Statement is required (in the view of counsel for the Company, which need not be in the form of a written opinion) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement. In the event that a Holder seeks to exercise its Early Settlement right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective and the Company shall have no further obligation with respect to any such Registration Statement if, notwithstanding using its commercially reasonable efforts, no Registration Statement is then effective. Upon Early Settlement, (i) the Holder’s right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate and (ii) no adjustment will be made to or for the Holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. In order to exercise the right to effect any Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/Fundamental Change Early Settlement on the reverse thereof duly completed and executed and accompanied by payment (payable to the Company in immediately available funds in an amount (the “Early Settlement Amount”) equal to the sum of

(i)    the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus
(ii)    if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date relating to any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts; provided that no payment is required if the Company has elected to defer the Contract Adjustment Payments which would otherwise be payable on the Payment Date.
Except as provided in the immediately preceding sentence and subject to Section 5.2(d), no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock. In order for any of the foregoing requirements to be considered satisfied or effective with respect to a Purchase Contract underlying any Unit on or by a particular Business Day, such requirement must be met at or prior to 5:00 p.m., New York City time, on such Business Day; the first Business Day on which all of the foregoing requirements have been satisfied by 5:00 p.m., New York City time shall be the “Early Settlement Date” with respect to such Unit. Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate, except that the Holders will receive any accrued and unpaid Contract Adjustment Payments if the Early Settlement Date falls after a Record Date relating to any Payment Date and prior to the opening of business on such Payment Date.
(b)     Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, a number of newly‑issued shares of Common Stock (or in the case of an Early Settlement following a Reorganization Event, a number of Exchange Property Units) equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.
(c)     No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and a certificate or certificates for the full number of such shares of Common Stock together with payment in lieu of any fraction of a share, as provided in Section 5.10, to be delivered to the Purchase Contract Agent at the Corporate Trust Office, and (ii) the related Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

(d)     Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder of such Purchase Contracts on the applicable form of Election to Settle Early/Fundamental Change Early Settlement on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Applicable Ownership Interest in Debentures, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, forming a part of the related Units, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.
(e)     In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

SECTION 5.10.	No Fractional Shares.
No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement or Fundamental Change Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Fundamental Change Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to such fractional share times the (i) the Threshold Appreciation Price, in the case of an Early Settlement or (ii) the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date, in all other circumstances. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.10 in a timely manner.

SECTION 5.11.	Charges and Taxes.
The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such Common Stock share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

ARTICLE VI
Remedies

SECTION 6.1.	Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock.
The Holder of any Corporate Unit or Treasury Unit shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.3, the prepayment of Contract Adjustment Payments pursuant to Section 5.9(a), the forfeiture of any Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9(b), and the forfeiture of any Contract Adjustment Payments or Deferred Contract Adjustment Payments upon the occurrence of a Termination Event), to receive payment of each installment of the Contract Adjustment Payments with respect to the Purchase Contract constituting a part of such Unit on the respective Payment Date for such Unit and to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.2.	Restoration of Rights and Remedies.
If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 6.3.	Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph  of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.4.	Delay or Omission Not Waiver.
No delay or omission of any Holder to exercise any right or remedy upon a Default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VI or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

SECTION 6.5.	Undertaking for Costs.
All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.5 shall not apply to any suit instituted by the Company, to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of any Contract Adjustment Payments or interest on any Debentures owed pursuant to such Holder’s Applicable Ownership Interests in Debentures on or after the respective Payment Date therefor (subject to Section 5.3) in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts comprising part of any Unit held by such Holder.

SECTION 6.6.	Waiver of Stay or Extension Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
The Purchase Contract Agent

SECTION 7.1.	Certain Duties and Responsibilities.
(a)     Prior to a Default and after the curing or waiving of all such Defaults that may have occurred, the Purchase Contract Agent:
(1)    undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and

(2)    may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Purchase Contract Agent, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)     No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this Section 7.1(b) shall not be construed to limit the effect of Section 7.1(a);
(2)    the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and
(3)    no provision of this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
(c)     Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.1.
(d)     The Purchase Contract Agent is authorized to execute, deliver and perform the Pledge Agreement in its capacity as Purchase Contract Agent and to grant the Pledge. The Purchase Contract Agent shall be entitled to all of the rights, privileges, immunities and indemnities contained in this Agreement with respect to any duties of the Purchase Contract Agent under, or actions taken by the Purchase Contract Agent pursuant to, such Pledge Agreement and any Remarketing Agreement entered into by the Purchase Contract Agent to effectuate Section 5.4 hereof or Section 6.3 of the Pledge Agreement.
(e)     In case a Default has occurred (that has not been cured or waived), and is actually known by a Responsible Officer of the Purchase Contract Agent, the Purchase Contract Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(f)     At the request of the Company, the Purchase Contract Agent is authorized to execute, deliver and perform one or more Remarketing Agreements to, among other things, effectuate Section 5.4.

SECTION 7.2.	Notice of Default.
Within 90 days after the occurrence of any Default hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company, and to the Holders of Units as their names and addresses appear in the Security Register, notice of such Default hereunder, unless such Default shall have been cured or waived; provided that, except for a Default in any payment obligation hereunder, the Purchase Contract Agent shall be protected in withholding such notice if and so long as a Responsible Officer of the Purchase Contract Agent in good faith determines that the withholding of such notice is in the interests of the Holders of the Units.

SECTION 7.3.	Certain Rights of Purchase Contract Agent.
Subject to the provisions of Section 7.1:
(a)     the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)     any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
(c)     whenever in the administration of this Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Company Certificate;
(d)     the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)     the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company personally or by an agent or attorney;
(f)     the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

(g)     the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder;
(h)     the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(i)     the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
(j)     the Purchase Contract Agent shall not be deemed to have notice of any adjustment to the Fixed Settlement Rate, the occurrence of a Termination Event or any Default hereunder unless written notice of any such adjustment, occurrence or event which is in fact such a Default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent;
(k)     the Purchase Contract Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement; and
(l)     in no event shall the Purchase Contract Agent be responsible or liable for special or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase Contract Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.4.	Not Responsible for Recitals or Issuance of Units.
The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

SECTION 7.5.	May Hold Units.
Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company or NEE Capital may become the owner or pledgee of Units.

SECTION 7.6.	Money Held in Custody.
Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided herein or agreed in writing with the Company.

SECTION 7.7.	Compensation and Reimbursement.
The Company agrees:
(a)    to pay to the Purchase Contract Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time in writing (which compensation shall not be limited by any provisions of law in regards to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance incurred or made as a result of its negligence or bad faith; and
(c)    to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and each of its directors, officers, agents and employees (collectively, with the Purchase Contract Agent, the “Indemnitees”) for, and to hold each Indemnitee harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
“Purchase Contract Agent” for purposes of this Section 7.7 shall include any predecessor Purchase Contract Agent; provided, however, that the negligence or bad faith of any Purchase Contract Agent hereunder shall not affect the rights of any other Purchase Contract Agent hereunder.
When the Purchase Contract Agent incurs expenses or renders services in an action or proceeding commenced pursuant to Section 4.3 of the Pledge Agreement upon the occurrence of a Termination Event, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section 7.7 shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction or discharge of the Units and the Purchase Contracts and the termination of this Agreement and the Pledge Agreement.

SECTION 7.8.	Corporate Purchase Contract Agent Required; Eligibility.
There shall at all times be a Purchase Contract Agent hereunder which shall be (i) not an Affiliate of the Company and (ii) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section 7.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

SECTION 7.9.	Resignation and Removal; Appointment of Successor.
(a)     No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.
(b)     The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
(c)     The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the receipt of such Act of the Holders, the Purchase Contract Agent being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
(d)     If at any time
(1)    the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months,

(2)    the Purchase Contract Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3)    the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.
(e)     If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the Corporate Trust Office of the Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, the Purchase Contract Agent or any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
(f)     The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first‑class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.
(g)     If the Purchase Contract Agent has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Purchase Contract Agent and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

SECTION 7.10.	Acceptance of Appointment by Successor.
(a)     In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b)     Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and trusts referred to in Section 7.10(a).
(c)     No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article VII.

SECTION 7.11.	Merger, Conversion, Consolidation or Succession to Business.
Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Securities. The Purchase Contract Agent will give prompt written notice to the Company of such merger, conversion or consolidation.

SECTION 7.12.	Preservation of Information; Communications to Holders.
(a)     The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.
(b)     If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

SECTION 7.13.	No Obligations of Purchase Contract Agent.
Except to the extent otherwise provided in this Agreement or the Pledge Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney‑in‑fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof.

SECTION 7.14.	Tax Compliance.
(a)     The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
(b)     The Purchase Contract Agent shall comply with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.
(c)     The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
(d)     Without limiting the foregoing, the Purchase Contract Agent shall be entitled to deduct FATCA Withholding Tax (as hereinafter defined), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company and the Purchase Contract Agent agrees to cooperate and to provide the other with such information as each may have in its possession to enable the determination of whether any payments pursuant to this Agreement are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”).

ARTICLE VIII
Supplemental Agreements

SECTION 8.1.	Supplemental Agreements Without Consent of Holders.
Without the consent of any Holders, the Company and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, for any of the following purposes:
(i)    to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;
(ii)    to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;
(iii)    to evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;
(iv)    to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or
(v)    to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement; provided such action shall not adversely affect the interests of the Holders in any material respect; and provided further that any amendment made solely to conform the provisions of this Agreement to the description of the Units, the Purchase Contracts and the other components of the Units contained in the prospectus supplement, dated September 11, 2015, relating to the Units will not be deemed to adversely affect the interests of the Holders.

SECTION 8.2.	Supplemental Agreements with Consent of Holders.
With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby,
(a)     change any Payment Date;
(b)     change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under a Purchase Contract;

(c)     impair the right of the Holder of any Equity Unit to receive distributions on the related Collateral (except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio or the rights of holders of Treasury Units to substitute Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio for the Pledged Treasury Securities), or otherwise adversely affect the Holder’s rights in or to such Collateral;
(d)     reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;
(e)     impair the right to institute suit for the enforcement of any Purchase Contract, including any Contract Adjustment Payments or Deferred Contract Adjustment Payments;
(f)     except as required pursuant to Section 5.6, reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract or the amount of any other security or other property to be purchased under a Purchase Contract, increase the price to purchase shares of Common Stock or any other security or other property upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or the right to Early Settlement or Fundamental Change Early Settlement or otherwise adversely affect the Holder’s rights under any Purchase Contract in any material respect; or
(g)     reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement or the Purchase Contracts;
provided, that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only Holders of the affected class of Units as of the record date for the Holders entitled to vote thereon will be entitled to vote on or consent to such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided further, however, that no such agreement, whether with or without the consent of Holders, shall affect Section 3.16 hereof.
It shall not be necessary for any Act of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3.	Execution of Supplemental Agreements.
In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article VIII or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided with, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise. The Collateral Agent shall receive copies of any supplemental agreements entered into pursuant to this Article VIII.

SECTION 8.4.	Effect of Supplemental Agreements.
Upon the execution of any supplemental agreement under this Article VIII, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

SECTION 8.5.	Reference to Supplemental Agreements.
Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article VIII may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for Outstanding Certificates.
ARTICLE IX
Consolidation, Merger, Sale, Conveyance, Transfer or Lease

SECTION 9.1.	Covenant Not to Consolidate, Merge, Sell, Convey, Transfer or Lease Property Except Under Certain Conditions.
The Company covenants that it will not merge or consolidate with or into any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless
(i)    either the Company shall be the continuing entity or the successor (if other than the Company) shall be a Person, other than an individual, organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such entity shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Guarantee Agreement and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person, and
(ii)    the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in its payment obligations or in any material default in the performance of any of its other obligations hereunder, or under any of the Units.

SECTION 9.2.	Rights and Duties of Successor Entity.
In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor entity in accordance with Section 9.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of NextEra Energy, Inc. any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor entity thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

SECTION 9.3.	Company Certificate and Opinion of Counsel Given to Purchase Contract Agent.
The Purchase Contract Agent, subject to Section 7.1 and Section 7.3, shall receive a Company Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.
ARTICLE X
Covenants

SECTION 10.1.	Performance Under Purchase Contracts.
The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

SECTION 10.2.	Maintenance of Office or Agency.
The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Fundamental Change Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of a Corporate Unit and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase

Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company.
The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

SECTION 10.3.	Company to Reserve Common Stock.
The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

SECTION 10.4.	Covenants as to Common Stock.
The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

SECTION 10.5.	Covenants of Holders as to ERISA
Each Holder from time to time of the Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units), will be deemed to have represented and warranted that either:
(a)     the Holder is not purchasing the Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units) with, or on behalf of, the assets of any Plan; or

(b)
(i)     the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the purchase, holding and disposition of the Corporate Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units),

(ii)     the purchase, holding and disposition of the Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units) are eligible for exemptive relief or such purchase, holding and disposition will not result in a prohibited transaction under ERISA or the Code, or a violation of Similar Law,
(iii)     neither the Company, NEE Capital nor any of their affiliates exercised any discretionary authority or discretionary control respecting the purchase, holding and disposition of the Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units) and neither the Company, NEE Capital nor any of their affiliates provided advice that has formed the primary basis for the decision to purchase, hold or dispose of the Units (and the Applicable Ownership Interests in Debentures, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units), and
(iv)     the Holder hereby directs the Company, NEE Capital, the Purchase Contract Agent, the Collateral Agent and the Remarketing Agents to take the actions set forth in this Agreement, the Pledge Agreement, the Officer’s Certificate and the Remarketing Agreement to be taken by such parties.

ARTICLE XI
Trust Indenture Act

SECTION 11.1.	Trust Indenture Act; Application.
(a)     This Agreement is subject to the provisions of the TIA that are required or deemed to be part of this Agreement and shall, to the extent applicable, be governed by such provisions; and
(b)     if and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the TIA, such imposed duties shall control.

SECTION 11.2.	Lists of Holders of Units.
(a)     The Company shall furnish or cause to be furnished to the Purchase Contract Agent (a) semiannually, not later than June 1 and December 1 in each year, commencing December 1, 2015, a list, in such form as the Purchase Contract Agent may reasonably require, of the names and addresses of the Holders (“List of Holders”) as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Purchase Contract Agent may request in writing, within 30 days after the receipt by the Company of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Company shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Purchase Contract Agent by the Company. The Purchase Contract Agent may destroy any List of Holders previously given to it on receipt of a new List of Holders.
(b)     The Purchase Contract Agent shall comply with its obligations under Section 311(a) of the TIA, subject to the provisions of Section 311(b) and Section 312(b) of the TIA.

SECTION 11.3.	Reports by the Purchase Contract Agent.
Not later than July 15 of each year, commencing July 15, 2016, the Purchase Contract Agent shall provide to the Holders such reports, if any, as are required by Section 313(a) of the TIA in the form and in the manner provided by Section 313(a) of the TIA. Such reports shall be as of the preceding April 15. The Purchase Contract Agent shall also comply with the requirements of Section 313(b), Section 313(c) and Section 313(d) of the TIA.

SECTION 11.4.	Periodic Reports to Purchase Contract Agent.
The Company shall provide to the Purchase Contract Agent such documents, reports and information as required by Section 314(a) (if any) and the compliance certificate required by Section 314(a) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA.

SECTION 11.5.	Evidence of Compliance with Conditions Precedent.
The Company shall provide to the Purchase Contract Agent such evidence of compliance with any conditions precedent provided for in this Agreement as and to the extent required by Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the TIA may be given in the form of a Company Certificate. Any opinion required to be given pursuant to Section 314(c)(2) of the TIA may be given in the form of an Opinion of Counsel.

SECTION 11.6.	Defaults; Waiver.
The Holders of a majority of the Outstanding Purchase Contracts voting together as one class may, by vote or consent, on behalf of all of the Holders, waive any past Default and its consequences, except a Default
(a)     in the payment on any Unit, or
(b)     in respect of a provision hereof which under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Unit affected.

Upon such waiver, any such Default shall cease to exist, and any Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 11.7.	Conflicting Interests.
The following documents shall be deemed to be specifically described in this Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the TIA: (i) the Indenture, (ii) the Guarantee Agreement, (iii) the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities), dated as of March 1, 2004, among NEE Capital (as issuer), the Company (as guarantor) and The Bank of New York Mellon (as trustee), (iv) the Preferred Trust Securities Guarantee Agreement between the Company (as guarantor) and The Bank of New York Mellon (as guarantee trustee) relating to FPL Group Capital Trust I, dated as of March 15, 2004, (v) the Amended and Restated Trust Agreement relating to FPL Group Capital Trust I, dated as of March 15, 2004, among the Company (as depositor), The Bank of New York Mellon (as property trustee), BNY Mellon Trust of Delaware (as Delaware trustee), the administrative trustees named therein and the holders of the trust securities issued pursuant thereto, (vi) the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, as amended, among NEE Capital, the Company (as guarantor) and The Bank of New York Mellon (as trustee), and (vii) the Purchase Contract Agreement, dated as of September 1, 2013, between the Company and The Bank of New York Mellon (as purchase contract agent).

SECTION 11.8.	Direction of Purchase Contract Agent.
Section 315(d)(3) and Section 316(a)(1)(A) of the TIA are hereby expressly excluded from this Agreement, as permitted by the TIA.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Contract Agreement to be duly executed as of the day and year first above written.

NEXTERA ENERGY, INC.

By: /s/ Paul I. Cutler
Name: Paul I. Cutler
Title: Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By: /s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Signature Page - Purchase Contract Agreement

EXHIBIT A
FORM OF CORPORATE UNIT CERTIFICATE
[FOR INCLUSION IN GLOBAL CERTIFICATES ONLY-THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. _____
CUSIP No. 65339F 846
Number of Corporate Units _______

NEXTERA ENERGY, INC.

(Form of Face of Corporate Unit Certificate)

Corporate Units
($50 Stated Amount)
This Corporate Unit Certificate certifies that ___________ is the registered Holder of the number of Corporate Units set forth above [for inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed __________. Each Corporate Unit consists of (i) either (a) the Applicable Ownership Interest in Debentures, subject to the Pledge thereof by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Special Event Redemption, a Mandatory Redemption or a Successful Early Remarketing, the Applicable Ownership Interest in the Treasury Portfolio, subject to the pledge of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder thereof and of NextEra Energy, Inc., a Florida corporation (the “Company”), under one Purchase Contract. All capitalized terms used herein without definition herein shall have the meaning set forth or incorporated by reference in the Purchase Contract Agreement referred to below.
Pursuant to the Pledge Agreement, the Applicable Ownership Interest in Debentures and/or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Corporate Unit.
The Pledge Agreement provides that all payments of the principal amount of Debentures or the Stated Amount of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, or payments of interest on any Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) payments of interest with respect to Pledged Applicable Ownership Interests in Debentures or cash distributions on the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, and (B) any payments of the principal amount of Debentures or the Stated Amount of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, with respect to any Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the principal amount of Debentures or the Stated Amount of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, of any Debentures or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Applicable Ownership Interests in Debentures or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Payment of interest on any Pledged Applicable Ownership Interests in Debentures or cash distributions on the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, forming part of a Corporate Unit evidenced hereby which are payable quarterly in arrears on March 1, June 1, September 1 and December 1 each year, commencing December 1, 2015 (each, a “Payment Date”), shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent, be paid to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.
Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, not later than September 1, 2018 (the “Purchase Contract Settlement Date”), at a price of $50 in cash (the “Purchase Price”), a number of newly‑issued shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) determined by reference to the applicable Settlement Rate (as defined below), unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Fundamental Change Early Settlement with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.
The “Settlement Rate” shall be determined as follows: (a) if the Applicable Market Value (as defined below) is equal to or greater than $114.42 (the “Threshold Appreciation Price”), the applicable Settlement Rate shall equal 0.4370 shares of Common Stock per Purchase Contract (the “Minimum Settlement Rate”), (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $95.35 (the “Reference Price”), the applicable Settlement Rate shall equal the number of shares of Common Stock per Purchase Contract having a value equal to $50.00 divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal to the Reference Price, the applicable Settlement Rate shall equal 0.5244 shares of Common Stock per Purchase Contract (the “Maximum Settlement Rate”), in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 4.011% per annum of the Stated Amount; computed on the basis of a 360‑day year consisting of twelve 30‑day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered on the Security Register at the close of business on the Record Date relating to such Payment Date.
Contract Adjustment Payments will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register or by wire transfer to an account appropriately designated in writing by the Person entitled to payment.
Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

NEXTERA ENERGY, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)
By: THE BANK OF NEW YORK MELLON,
not individually but solely as Attorney‑in‑Fact of such Holder
By:
Name:
Title:
Dated:

PURCHASE CONTRACT AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the Corporate Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

Dated:	THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Authorized Signatory

(Form of Reverse of Corporate Unit Certificate)
Unless the context otherwise requires, each provision of this Unit shall be part of the Purchase Contract evidenced hereby. This Unit and each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of September 1, 2015 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and The Bank of New York Mellon, as purchase contract agent (including any successor thereunder, herein called the “Purchase Contract Agent”), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Unit Certificates are, and are to be, executed and delivered.
Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Fundamental Change Early Settlement, shall obligate the Holder of the related Corporate Units to purchase at the applicable Purchase Price, and the Company to sell, a number of newly‑issued shares of Common Stock equal to the Early Settlement Rate or the applicable Settlement Rate, as applicable.
The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each Trading Day during the Observation Period; provided, however, that if the Company enters into a Reorganization Event, the Applicable Market Value will mean the value of an Exchange Property Unit. Following the occurrence of any such Reorganization Event, references herein to the purchase or issuance of shares of Common Stock shall be construed to be references to settlement into Exchange Property Units. For purposes of calculating the value of an Exchange Property Unit, (x) the value of any common stock included in the Exchange Property Unit shall be determined using the average of the Closing Price per share of such common stock on each Trading Day during the Observation Period (only if such common stock has traded on any Trading Day during the Observation Period) (adjusted as set forth under Section 5.6 of the Purchase Contract Agreement) and (y) the value of any other property, including securities other than common stock included in the Exchange Property Unit, shall be the value of such property on the first Trading Day of the Observation Period (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). The “Closing Price” of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the “NYSE”) on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over‑the‑counter market as reported by the OTC Markets Group Inc. or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. A “Trading Day” means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or over‑the‑counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or over‑the‑counter market that is the primary market for the trading of the Common Stock at the close of business. If the Common Stock is not traded on a securities exchange or quoted in the over‑the‑counter market, then “Trading Day” shall mean Business Day.
In accordance with the terms of the Purchase Contract Agreement, the Holder of the Corporate Units evidenced hereby shall pay, on the Purchase Contract Settlement Date, the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement. A Holder of Corporate Units who does not make such payment in accordance with the Purchase Contract Agreement or who does not notify the Purchase Contract Agent of such Holder’s intention, at or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, such Holder shall be deemed to have consented to the disposition of the Pledged Applicable Ownership Interests in Debentures pursuant to the Remarketing during the Final Three Day Remarketing Period described in the Purchase Contract Agreement.

If there is no Successful Remarketing during the Period for Early Remarketing and if all the Remarketings during the Final Three‑Day Remarketing Period result in Failed Remarketings, each Corporate Unit Holder of Applicable Ownership Interests in Debentures (as to which the related Purchase Contract has not been settled with cash) shall be deemed to have exercised its Put Right with respect to its Applicable Ownership Interests in Debentures, and to have elected that a portion of the Put Price equal to the principal amount of the relevant Debenture underlying such Applicable Ownership Interests in Debentures be applied against such Corporate Unit Holder’s obligations to pay the Purchase Price for the Common Stock issued in accordance with each related Purchase Contract on the Purchase Contract Settlement Date, in accordance with the terms of the Pledge Agreement.
The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.
Under and subject to the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Applicable Ownership Interests in Debentures but only to the extent instructed by the Holders as described below in this paragraph. Upon receipt of notice of any meeting at which holders of Debentures are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Debentures, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Holders of Corporate Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Unit Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debentures entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Applicable Ownership Interest in Debentures constituting a part of such Holder’s Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting the Applicable Ownership Interest in Debentures constituting a part of such Corporate Units.
Upon the occurrence of (i) a Mandatory Redemption where the related Purchase Contracts have not been previously or concurrently terminated in accordance with Section 5.8 of the Purchase Contract Agreement or (ii) a Special Event Redemption, in each case, prior to the Purchase Contract Settlement Date, the Redemption Price equal to the Redemption Amount together with any accrued and unpaid interest payable on the Mandatory Redemption Date or the Special Event Redemption Date, as the case may be, with respect to the Applicable Ownership Interests in Debentures shall be delivered to the Collateral Agent in exchange for the Pledged Applicable Ownership Interests in Debentures. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount to purchase, on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price, if any, to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the Pledged Applicable Ownership Interests in Debentures, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock on the Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the occurrence of a Mandatory Redemption or a Special Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Debentures underlying the Applicable Ownership Interest in Debentures, subject to the Pledge thereof as provided in Article II, Article III, Article IV, Article V, and Article VI of the Pledge Agreement and any reference herein to the Debentures shall be deemed to be reference to such Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificate therewith to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interest in the Treasury Portfolio for the Applicable Ownership Interest in Debentures as Collateral.

The Corporate Unit Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Unit Certificate will be registered and Corporate Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Unit may be acquired, and may be transferred and exchanged only as an entire Corporate Unit. The holder of any Corporate Units may substitute for the Pledged Applicable Ownership Interest in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) securing its obligation under the related Purchase Contract, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Applicable Ownership Interests in Debentures or Stated Amount of the Pledged Applicable Ownership Interests in the Treasury Portfolio in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Security secures the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury Unit.” A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate Units for 20 Treasury Units; provided, however, that if a Special Event Redemption or a Mandatory Redemption or a Successful Early Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitutions only in integral multiples of 8,000 Corporate Units for 8,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents in connection with a Successful Remarketing of the Debentures if the Reset Effective Date is not a Payment Date).
A Holder of a Treasury Unit may create or recreate a Corporate Unit by depositing with the Collateral Agent the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, with a Stated Amount, in the case of such Debentures, or with the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), in the case of such Applicable Ownership Interest in the Treasury Portfolio, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Units in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.
Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate Unit Certificate evidencing such Purchase Contract is registered on the Security Register at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register or by wire transfer to an account appropriately designated in writing by such person.
The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to any subsequent Payment Date, but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer such payment (specifying the amount to be deferred and the expected Deferral Period) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall bear additional Contract Adjustment Payments thereon at the rate of 6.371% per annum (computed on the basis of a 360‑day year consisting of twelve 30‑day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the “Deferred Contract Adjustment Payments”). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the

Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date.
In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing other than:
(i)    purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date that payment of Contract Adjustment Payments are deferred requiring the Company to purchase, redeem or acquire its capital stock,
(ii)    as a result of a reclassification of the Company’s capital stock or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock,
(iii)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,
(iv)    dividends or distributions paid or made in capital stock of the Company (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of the Company’s capital stock and distributions in connection with the settlement of stock purchase contracts) or
(v)    redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.
The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, and the rights and obligations of the Holders to purchase shares of Common Stock will immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and to the Holders at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Debentures underlying the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of the Corporate Units evidenced hereby from the Pledge in accordance with the provisions of the Pledge Agreement.
Subject to and upon compliance with the provisions of the Purchase Contract Agreement, a Holder of Corporate Units may settle the related Purchase Contracts in their entirety at any time on or prior to the second Business Day immediately preceding the first day of the Final Three‑Day Remarketing Period in the manner described herein, but only in integral multiples of 20 Corporate Units; provided, however, if the Treasury Portfolio has become a component of the Corporate Units, Holders of Corporate Units may settle early only in integral multiples of 8,000 Corporate Units at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date (or such other number of Corporate Units as may be determined by the Remarketing Agents in connection with a Successful Remarketing of the Debentures if the Reset Effective Date is not a Payment Date). In order to exercise the right to effect any such early settlement (“Early Settlement”) with respect to any Purchase Contracts evidenced by this Corporate Unit Certificate, the Holder of this Corporate Unit Certificate shall deliver this Corporate Unit Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/Fundamental Change Early Settlement set forth below duly completed and executed and accompanied by payment (payable to the Company in immediately available funds in an amount (the “Early Settlement Amount”) equal to the sum of (i) $50 times the number of Purchase Contracts being settled, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date relating to any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts; provided that no payment is required if the Company has elected to defer the Contract Adjustment Payments which would otherwise be payable on the Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio underlying such Corporate Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate; provided however, that upon the Early Settlement of the Purchase Contracts, (i) the Holder’s right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate, and (ii) no adjustment will be made to or for the Holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.
Upon registration of transfer of this Corporate Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
The Holder of this Corporate Unit Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney‑in‑fact (including the execution of this Corporate Unit Certificate on behalf of such Holder), expressly withholds any consent to the assumption of the Purchase Contracts by the Company, its trustee in bankruptcy, receiver, liquidator or a person or entity performing similar functions, in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar Federal or State law providing for reorganization or liquidation, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on its behalf as its attorney‑in‑fact, and consents and agrees to be bound by the Pledge of the Applicable Ownership Interest in Debentures, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying this Corporate Unit Certificate pursuant to the Pledge Agreement. The Holder, by its acceptance hereof, further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the principal and interest of the Debentures underlying the Applicable Ownership Interest in Debentures, or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.
The Holder of this Corporate Unit Certificate, by its acceptance hereof, covenants and agrees to treat itself as the owner, for Federal, State and local income and franchise tax purposes, of the related Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio forming part of the Corporate Units evidenced hereby. The Holder of this Corporate Unit Certificate, by its acceptance hereof, further covenants and agrees to treat the Applicable Ownership Interest in Debentures that is a component of the Corporate Units evidenced hereby as indebtedness of NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”), for Federal, State and local income and franchise tax purposes.
The Holder of this Corporate Unit Certificate (and the Applicable Ownership Interests in Debentures underlying Corporate Units of such Holder represented by this Corporate Units Certificate), by its acceptance hereof, will be deemed to have represented and warranted that either:

(a)     the Holder is not purchasing the Corporate Units (and the Applicable Ownership Interests in Debentures, underlying such Corporate Units) with, or on behalf of, the assets of any Plan; or

(b)
(i)     the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the purchase, holding and disposition of the Corporate Units (and the Applicable Ownership Interests in Debentures underlying such Corporate Units),

(ii)     the purchase, holding and disposition of the Corporate Units (and the Applicable Ownership Interests in Debentures underlying such Corporate Units) are eligible for exemptive relief or such purchase, holding and disposition will not result in a prohibited transaction under ERISA or the Code, or a violation of Similar Law,
(iii)     neither the Company, NEE Capital nor any of their affiliates exercised any discretionary authority or discretionary control respecting the purchase, holding and disposition of the Corporate Units (and the Applicable Ownership Interests in Debentures underlying such Corporate Units) and neither the Company, NEE Capital nor any of their affiliates provided advice that has formed the primary basis for the decision to purchase, hold or dispose of the Corporate Units (and the Applicable Ownership Interests in Debentures underlying such Corporate Units) and
(iv)     the Holder hereby directs the Company, NEE Capital, the Purchase Contract Agent, the Collateral Agent and the Remarketing Agents to take the actions set forth in the Purchase Contract Agreement, the Pledge Agreement, the Officer’s Certificate and the Remarketing Agreement to be taken by such parties.
Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts. In addition, certain amendments to the Purchase Contract Agreement may be made without any consent of the Holders as provided in the Purchase Contract Agreement.
THE PURCHASE CONTRACTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE.
Prior to due presentment of a Certificate for registration of transfer, the Company, NEE Capital and the Purchase Contract Agent, and any agent of the Company, NEE Capital or the Purchase Contract Agent, may treat the Person in whose name this Corporate Unit Certificate is registered on the Security Register as the owner of the Corporate Units evidenced hereby for the purpose of (subject to any applicable record date) any payment or distribution with respect to the Applicable Ownership Interests in Debentures or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of Applicable Ownership Interest in the Treasury Portfolio), as applicable, payment of Contract Adjustment Payments and any Deferred Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever, in connection with such Corporate Units, whether or not payment, distribution or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company, NEE Capital nor the Purchase Contract Agent, nor any agent of the Company, NEE Capital or the Purchase Contract Agent, shall be affected by notice to the contrary.
The Purchase Contracts shall not, prior to the settlement thereof, in accordance with the Purchase Contract Agreement, entitle the Holder to any of the rights of a holder of shares of Common Stock.
A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
UNIF GIFT MIN ACT -	Custodian (Minor)
under Uniform Gifts to Minors Act (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
_________________________
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________________________________________________________ __________________________________________________________________________________________
(Please insert Social Security or Taxpayer Identification or other Identifying Number of Assignee)
__________________________________________________________________________________________
__________________________________________________________________________________________
__________________________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee)
the within Corporate Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________________________________________________________________
attorney to transfer said Corporate Unit Certificates on the books of NextEra Energy, Inc. with full power of substitution in the premises.

Dated:
Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS
The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate (after taking into account all Units then held by such Holder) be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature
Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/FUNDAMENTAL CHANGE EARLY SETTLEMENT
The undersigned Holder of this Corporate Unit Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] (after taking into account all Units of such Holder submitted by such Holder for [Early Settlement] [Fundamental Change Early Settlement]) be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Unit Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto. In completing this form, you should cross out “[Early Settlement]” or “[Fundamental Change Early Settlement]”, as appropriate, if not applicable. Capitalized terms used herein but not defined shall have meaning set forth or incorporated by reference in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Number of Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or other securities or Corporate Unit Certificates are to be registered in the name of and delivered to and Debentures underlying Pledged Applicable Ownership Interests in Debentures, or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any
Transfer Instructions for Debentures underlying Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Fundamental Change Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The initial number of Corporate Units evidenced by this Global Certificate is ________. The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in the number of Corporate Units evidenced by this Global Certificate	Amount of increase in the number of Corporate Units evidenced by this Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized officer of Purchase Contract Agent

EXHIBIT B
FORM OF TREASURY UNIT CERTIFICATE
[FOR INCLUSION IN GLOBAL CERTIFICATES ONLY ‑ THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. _____
CUSIP No. 65339F 838
Number of Treasury Units _______

NEXTERA ENERGY, INC.

Form of Face of Treasury Unit Certificate
Treasury Units
($50 Stated Amount)
This Treasury Unit Certificate certifies that ___________ is the registered Holder of the number of Treasury Units set forth above [for inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed __________. Each Treasury Unit represents (a) the ownership by the Holder thereof of a 5% undivided beneficial interest in a Treasury Security, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (b) the rights and obligations of the Holder thereof and of NextEra Energy, Inc., a Florida corporation (the “Company”), under one Purchase Contract. All capitalized terms used herein without definition herein shall have the meaning set forth or incorporated by reference in the Purchase Contract Agreement referred to below.

Pursuant to the Pledge Agreement, the undivided beneficial interest in a Treasury Security constituting part of each Treasury Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Treasury Unit.
The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of any principal payments with respect to any Pledged Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Treasury Units, to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Treasury Units under the related Purchase Contracts.
Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Unit Certificate to purchase, and the Company to sell, not later than September 1, 2018 (the “Purchase Contract Settlement Date”), at a price of $50 in cash (the “Purchase Price”), a number of newly‑issued shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) determined by reference to the applicable Settlement Rate (as defined below), unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Fundamental Change Early Settlement with respect to the Treasury Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.
The “Settlement Rate” shall be determined as follows: (a) if the Applicable Market Value (as defined below) is equal to or greater than $114.42 (the “Threshold Appreciation Price”), the applicable Settlement Rate shall equal 0.4370 shares of Common Stock per Purchase Contract (the “Minimum Settlement Rate”), (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $95.35 (the “Reference Price”), the applicable Settlement Rate shall equal the number of shares of Common Stock per Purchase Contract having a value equal to $50.00 divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal to the Reference Price, the applicable Settlement Rate shall equal 0.5244 shares of Common Stock per Purchase Contract (the “Maximum Settlement Rate”), in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.
The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 4.011% per annum of the Stated Amount; computed on the basis of a 360‑day year consisting of twelve 30‑day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Unit Certificate (or a Predecessor Treasury Unit Certificate or a Predecessor Corporate Unit Certificate) is registered on the Security Register at the close of business on the Record Date relating to such Payment Date.
Contract Adjustment Payments will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register or by wire transfer to an account appropriately designated in writing by the Person entitled to payment.
Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

NEXTERA ENERGY, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

By: THE BANK OF NEW YORK MELLON,
not individually but solely as Attorney‑in‑Fact of such Holder
By:
Name:
Title:
Dated:

PURCHASE CONTRACT AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the Treasury Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

Dated:	THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Authorized Signatory

(Form of Reverse of Treasury Unit Certificate)
Unless the context otherwise requires, each provision of this Unit shall be part of the Purchase Contract evidenced hereby. This Unit and each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of September 1, 2015 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and The Bank of New York Mellon, as purchase contract agent (including any successor thereunder, herein called the “Purchase Contract Agent”), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Treasury Unit Certificates are, and are to be, executed and delivered.
Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Fundamental Change Early Settlement, shall obligate the Holder of the related Treasury Units to purchase at the applicable Purchase Price, and the Company to sell, a number of newly‑issued shares of Common Stock equal to the Early Settlement Rate or the applicable Settlement Rate, as applicable.
The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each Trading Day during the Observation Period; provided, however, that if the Company enters into a Reorganization Event, the Applicable Market Value will mean the value of an Exchange Property Unit. Following the occurrence of any such Reorganization Event, references herein to the purchase or issuance of shares of Common Stock shall be construed to be references to settlement into Exchange Property Units. For purposes of calculating the value of an Exchange Property Unit, (x) the value of any common stock included in the Exchange Property Unit shall be determined using the average of the Closing Price per share of such common stock on each Trading Day during the Observation Period (only if such common stock has traded on any Trading Day during the Observation Period) (adjusted as set forth under Section 5.6 of the Purchase Contract Agreement) and (y) the value of any other property, including securities other than common stock included in the Exchange Property Unit, shall be the value of such property on the first Trading Day of the Observation Period (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). The “Closing Price” of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the “NYSE”) on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over‑the‑counter market as reported by the OTC Markets Group Inc. or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. A “Trading Day” means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or over‑the‑counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or over‑the‑counter market that is the primary market for the trading of the Common Stock at the close of business. If the Common Stock is not traded on a securities exchange or quoted in the over‑the‑counter market, then “Trading Day” shall mean Business Day.

In accordance with the terms of the Purchase Contract Agreement, the Holder of the Treasury Units evidenced hereby shall pay, on the Purchase Contract Settlement Date, the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement. A Holder of Treasury Units who does not make such payment in accordance with the Purchase Contract Agreement or who does not notify the Purchase Contract Agent of such Holder’s intention, at or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, shall have defaulted in its obligations under the related Purchase Contract. If a Holder of Treasury Units fails to notify the Purchase Contract Agent of such Holder’s intention to effect a Cash Settlement in accordance with the Purchase Contract Agreement such failure shall constitute a default under the related Purchase Contract. If a Holder of Treasury Units does notify the Purchase Contract Agent of its intention to effect a Cash Settlement but fails to deliver cash to pay the Purchase Price in accordance with the Purchase Contract Agreement, such failure shall also constitute a default under the Purchase Contract. If any such default occurs, upon the maturity of the Pledged Treasury Securities held by the Collateral Agent on the Business Day immediately prior to the Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Collateral Agent will be invested promptly in overnight Permitted Investments. On the Purchase Contract Settlement Date an amount equal to the Purchase Price will be remitted to the Company in settlement of the Purchase Contract in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement without receiving any instructions from the Holder.
The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.
The Treasury Unit Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Unit Certificate will be registered and Treasury Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Treasury Securities, thereby creating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as an entire Treasury Unit. The holder of any Treasury Units may substitute for the Treasury Securities securing its obligation under the related Purchase Contract, the Pledged Applicable Ownership Interest in Debentures or the Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) in an aggregate principal amount equal to the aggregate principal amount of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such appropriate Pledged Applicable Ownership Interest in Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) secures the Holder’s obligation under the Purchase Contract shall be referred to as a “Corporate Unit.” A Holder may make such Collateral Substitution only in integral multiples of 20 Treasury Units for 20 Corporate Units; provided, however, that if a Special Event Redemption or a Mandatory Redemption or a Successful Early Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitutions only in integral multiples of 8,000 Treasury Units for 8,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents in connection with a Successful Remarketing of the Debentures if the Reset Effective Date is not a Payment Date).
A Holder of a Corporate Unit may, at any time, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, create or recreate a Treasury Unit by substituting Treasury Securities for the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) that form a part of such Corporate Unit, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.
Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Unit Certificate evidencing such Purchase Contract is registered on the Security Register at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register or by wire transfer to an account appropriately designated in writing by such person.
The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to any subsequent Payment Date, but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer such payment (specifying the amount to be deferred and the expected Deferral Period) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall bear additional Contract Adjustment Payments thereon at the rate of 6.371% per annum (computed on the basis of a 360‑day year consisting of twelve 30‑day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the “Deferred Contract Adjustment Payments”). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date.
In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing other than:
(i)    purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date that payment of Contract Adjustment Payments are deferred requiring the Company to purchase, redeem or acquire its capital stock,

(ii)    as a result of a reclassification of the Company’s capital stock or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock,
(iii)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,
(iv)    dividends or distributions paid or made in capital stock of the Company (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of the Company’s capital stock and distributions in connection with the settlement of stock purchase contracts) or
(v)    redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.
The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, and the rights and obligations of the Holders to purchase shares of Common Stock will immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.
Subject to and upon compliance with the provisions of the Purchase Contract Agreement, a Holder of Treasury Units may settle the related Purchase Contracts in their entirety at any time on or prior to the second Business Day immediately preceding the first day of the Final Three‑Day Remarketing Period in the manner described herein, but only in integral multiples of 20 Treasury Units. In order to exercise the right to effect any such early settlement (“Early Settlement”) with respect to any Purchase Contracts evidenced by this Treasury Unit Certificate, the Holder of this Treasury Unit Certificate shall deliver this Treasury Unit Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/ Fundamental Change Early Settlement set forth below duly completed and executed and accompanied by payment (payable to the Company in immediately available funds in an amount (the “Early Settlement Amount”) equal to the sum of (i) $50 times the number of Purchase Contracts being settled, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date relating to any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts; provided that no payment is required if the Company has elected to defer the Contract Adjustment Payments which would otherwise be payable on the Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate; provided however, that upon the Early

Settlement of the Purchase Contracts, (i) the Holder’s right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate, and (ii) no adjustment will be made to or for the Holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.
Upon registration of transfer of this Treasury Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
The Holder of this Treasury Unit Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney‑in‑fact (including the execution of this Treasury Unit Certificate on behalf of such Holder), expressly withholds any consent to the assumption of the Purchase Contracts by the Company, its trustee in bankruptcy, receiver, liquidator or a person or entity performing similar functions, in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar Federal or State law providing for reorganization or liquidation, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on its behalf as its attorney‑in‑fact, and consents and agrees to be bound by the Pledge of the Treasury Securities underlying this Treasury Unit Certificate pursuant to the Pledge Agreement. The Holder, by its acceptance hereof, further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.
The Holder of this Treasury Unit Certificate (and the Treasury Securities underlying such Units), by its acceptance hereof, will be deemed to have represented and warranted that either:
(a)     the Holder is not purchasing the Treasury Units (and the Treasury Securities underlying Treasury Units of such Holder represented by this Treasury Units Certificate) with, or on behalf of, the assets of any Plan; or

(b)
(i)     the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the purchase, holding and disposition of the Treasury Units (and the Treasury Securities underlying such Treasury Units),

(ii)     the purchase, holding and disposition of the Treasury Units (and the undivided ownership interests in Treasury Securities, underlying such Treasury Units) are eligible for exemptive relief or such purchase, holding and disposition will not result in a prohibited transaction under ERISA or the Code, or a violation of Similar Law,

(iii)     neither the Company, NEE Capital nor any of their affiliates exercised any discretionary authority or discretionary control respecting the purchase, holding and disposition of the Treasury Units (and the undivided ownership interests in Treasury Securities underlying such Treasury Units) and neither the Company, NEE Capital nor any of their affiliates provided advice that has formed the primary basis for the decision to purchase, hold or dispose of the Treasury Units (and the undivided ownership interests in Treasury Securities underlying such Treasury Units) and
(iv)     the Holder hereby directs the Company, NEE Capital, the Purchase Contract Agent, the Collateral Agent and the Remarketing Agents to take the actions set forth in the Purchase Contract Agreement, the Pledge Agreement, the Officer’s Certificate and the Remarketing Agreement to be taken by such parties.
Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts. In addition, certain amendments to the Purchase Contract Agreement may be made without any consent of the Holders as provided in the Purchase Contract Agreement.
THE PURCHASE CONTRACTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE.
Prior to due presentment of a Certificate for registration of transfer, the Company, NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”), and the Purchase Contract Agent, and any agent of the Company, NEE Capital or the Purchase Contract Agent, may treat the Person in whose name this Treasury Unit Certificate is registered on the Security Register as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments on the Treasury Securities, receiving payments of Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Treasury Units, whether or not any payment, distribution or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company, NEE Capital nor the Purchase Contract Agent, nor any agent of the Company, NEE Capital or the Purchase Contract Agent, shall be affected by notice to the contrary.
The Purchase Contracts shall not, prior to the settlement thereof, in accordance with the Purchase Contract Agreement, entitle the Holder to any of the rights of a holder of shares of Common Stock.
A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
UNIF GIFT MIN ACT -	Custodian (Minor)
under Uniform Gifts to Minors Act (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.
_________________________
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
____________________________________________________________________________________________________________________________________________________________________________________
(Please insert Social Security or Taxpayer Identification or other Identifying Number of Assignee)
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee)
the within Treasury Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________________________
attorney to transfer said Treasury Unit Certificates on the books of NextEra Energy, Inc. with full power of substitution in the premises.

Dated:
Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS
The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate (after taking into account all Units then held by such Holder) be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/FUNDAMENTAL CHANGE EARLY SETTLEMENT
The undersigned Holder of this Treasury Unit Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] (after taking into account all Units of such Holder submitted by such Holder for [Early Settlement] [Fundamental Change Early Settlement]) be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Unit Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The Pledged Treasury Securities deliverable upon such [Early Settlement][Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto. In completing this form, you should cross out “[Early Settlement]” or “[Fundamental Change Early Settlement]”, as appropriate, if not applicable. Capitalized terms used herein but not defined shall have meaning set forth or incorporated by reference in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Number of Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or other securities or Treasury Unit Certificates are to be registered in the name of and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any
Transfer Instructions for Pledged Treasury Securities transferable upon [Early Settlement] [Fundamental Change Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The initial number of Treasury Units evidenced by this Global Certificate is ________. The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in the number of Treasury Units evidenced by this Global Certificate	Amount of increase in the number of Treasury Units evidenced by this Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized officer of Purchase Contract Agent

EXHIBIT C
NOTICE TO SETTLE BY SEPARATE CASH
The Bank of New York Mellon
c/o The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway N., 2nd Floor
Jacksonville, Florida 32256

Attention: Corporate Trust Administration
Telecopy: (904) 645-1921

Re:    Equity Units of NextEra Energy, Inc. (the “Company”)
The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.4 of the Purchase Contract Agreement, dated as of September 1, 2015 (the “Purchase Contract Agreement”), between the Company, yourselves, as Purchase Contract Agent and as Attorney‑in‑Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on [the sixth][the] Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder’s election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s [Corporate Units] [Treasury Units]. In completing this form, you should cross out “[Corporate Units]” or “[Treasury Units]”, as appropriate, if not applicable. Capitalized terms used herein but not defined shall have meaning set forth or incorporated by reference in the Purchase Contract Agreement.

Date:	By:
Name: Title:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address